As filed with the Securities and Exchange Commission on September 29, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	52-2007292
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Palisade Bio, Inc.

1902 Wright Place, Suite 200

Carlsbad, CA 92008

(858) 704-4900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Palisade Bio, Inc.

JD Finley

Chief Executive Officer

1902 Wright Place, Suite 200

Carlsbad, CA 92008

(858) 704-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Thacker Ryan J. Gunderson John E. Maciejewski Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Road, Suite 200 San Diego, California 92130 (858) 436-8000	Michael Nertney Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED, SEPTEMBER 29, 2025

147,058,823 shares of common stock

pre-funded warrants to purchase up to 147,058,823 shares of common stock

Representative Warrants to purchase 8,823,529 shares of common stock

(Up to 155,882,352 shares of common stock underlying pre-funded warrants and Representative Warrants)

We are offering 147,058,823 shares of our common stock, par value $0.01 per share (the “common stock”).

We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants to purchase shares of common stock, in lieu of shares of common stock. The purchase price of each pre-funded warrant will be equal to the public offering price for the common stock in this offering, minus $0.0001. Each pre-funded warrant is exercisable for one (1) share of our common stock and has an exercise price of $0.0001 per share. For each pre-funded warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis. This prospectus also relates to the offering of common stock issuable upon exercise of the pre-funded warrants. We collectively refer to the shares of common stock and pre-funded warrants offered hereby and the shares of common stock underlying the pre-funded warrants as the “securities.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.” On September 24, 2025, the last reported sale price of our common stock was $0.68 per share. The assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. The final public offering price will be determined through negotiation between us and the underwriters based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results and the general condition of the securities markets at the time of this offering and may be at a discount to the current market price. We do not intend to apply for listing of the pre-funded warrants offered hereby on any securities exchange or trading system.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 13 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price(1)	$	$	$
Underwriting discount and commissions(2)	$	$	$
Proceeds, before expenses, to us(3)	$	$	$

(1)	The public offering price corresponds to (i) a public offering price per share of common stock of $ ($ net of the underwriting discount) and (ii) a public offering price per pre-funded warrant of $ ($ net of the underwriting discount).
(2)	See “Underwriting” for a complete description of the compensation payable to the underwriters in connection with this offering.
(3)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of any pre-funded warrants being issued in this offering.

We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of common stock equal to 6.0% of the aggregate number of shares of common stock and/or pre-funded warrants sold in this offering (the “Representative Warrants”). The Representative Warrants will have an exercise price of $ and be exercisable for five years from the commencement of sales of the offering.

The underwriters have the option to purchase up to an additional 22,058,823 shares from us solely to cover over-allotments, if any, at the public offering price, less the underwriting discount, for 45 days after the date of this prospectus.

The underwriters expect to deliver the securities to purchasers in the offering on or about       , 2025.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Ladenburg Thalmann

The date of this prospectus is         , 2025.

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Incorporation of Certain Information by Reference.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for and cannot provide any assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell to any person, or a solicitation of an offer to purchase from any person, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation of an offer.

The underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates thereof, and the information in the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since such dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read both this prospectus, as well as the documents incorporated by reference into this prospectus and the additional information described under “Incorporation of Certain Information by Reference” in this prospectus before investing in our securities.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys, and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys, and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.

Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2025 and our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2025 and August 11, 2025. Accordingly, you should not place undue reliance on this information.

For investors outside the United States: We and the underwriters have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 13 of this prospectus, and in our Annual Report on Form 10-K filed with the SEC on March 24, 2025 and our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2025 and August 11, 2025, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and all other information incorporated by reference in this prospectus. When used in this prospectus, except where the context otherwise requires, the terms the “Company,” “we,” “us,” “our,” “Palisade,” or similar terms refer to Palisade Bio, Inc. Any reference to “Leading Biosciences, Inc.” or “LBS” refers to our operations prior to the completion of the merger with Seneca Biopharma, Inc on April 27, 2021.

Company Overview

We are a clinical-stage biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases. Our lead product candidate, PALI-2108, is being developed as a treatment for patients living with inflammatory bowel disease (“IBD”), including fibrostenotic Crohn’s disease (“FSCD”) and ulcerative colitis (“UC”).

Our Pipeline

We are currently advancing clinical trials of PALI-2108 for the treatment of IBD, including FSCD and UC. The following table summarizes the current stages of our clinical and research programs:

Our Precision Medicine Approach

We are developing a biomarker-based patient selection approach that we believe may aid clinicians in identifying patients who may better respond to PALI-2108, thereby improving the rate of clinical response previously demonstrated with enzyme phosphodiesterase-4 (“PDE4”) inhibitors. Our approach involves the use of clinical and multiomics data from large patient populations to identify PDE4-related biomarkers that are correlated with IBD, its severity, and which are modified with local PDE4-inhibitor therapy in the colon. Based on our research, we have initiated the development of corresponding biomarker assays for these PDE4-related biomarkers that we expect to use in our current and future clinical studies with the aim of developing regulatory approved tests for selecting potential responders to PALI-2108.

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PALI-2108

Our lead product candidate, PALI-2108, is a prodrug inhibitor designed to help treat UC and FSCD by targeting the key PDE4 in colon tissues and preventing it from breaking down cyclic Adenosine Monophosphate (“cAMP”) molecules which regulate inflammation in the body. By inhibiting PDE4, intracellular cAMP molecule levels become elevated, which may lead to a reduction of inflammatory molecules and an increase of anti-inflammatory molecules within tissues of the colon. Additionally, we believe that PALI-2108 may help prevent the movement of inflammatory cells from the blood into colon tissues, thereby lowering the activity of certain proteins that contribute to fibrosis (a type of tissue scarring).

With a glucuronic-derived sugar moiety, PALI-2108 remains minimally absorbed until activated by the colonic bacterium enzyme β-glucuronidase. We believe that localized bioactivation may help focus the effects of PALI-2108 where it would be most beneficial to a patient suffering from IBD.

PALI-2108 for FSCD

Studies have shown that patients with intestinal fibrosis exhibit elevated PDE4 B and D enzyme levels in intestinal tissues. Also, preclinical research using a chronic DSS-induced mouse model of intestinal fibrosis shows similarly decreased PDE4 enzyme levels and demonstrated that systemic administration of PDE4 inhibitors improve clinical symptoms and reduce known biomarkers of fibrosis associated with FSCD. In these studies, systemically delivered PDE4 inhibitors significantly improved clinical outcomes, including body weight, disease activity, colon length, and key biomarkers of intestinal fibrosis, such as α-SMA and MMPs, with these markers returning to baseline levels upon treatment. Additionally, PDE4 inhibition was found to prevent the breakdown of cAMP, which in turn inhibits fibroblast functions, including tissue remodeling. Further research indicates that TGF-beta, a key driver of fibrosis, modulates cAMP levels, and PDE4 inhibition exerts particularly strong anti-fibrotic effects when TGF-beta-induced fibroblast stimulation is present.

We conducted a study evaluating the anti-inflammatory and anti-fibrotic effects of PALI-2108, a locally bioactivated PDE4 inhibitor, in an acute DSS-induced mouse model. Treatment with PALI-2108 resulted in dose-dependent improvements in clinical outcomes, including disease activity and colon length. Additionally, PDE4B expression in colon tissues was reduced in a dose-dependent manner, intracellular cAMP levels increased, and TNF-alpha levels in colon tissues were normalized in most of the mice treated.

Bioinformatics analysis of colon biopsy gene expression data (RNA-seq) further supports the effects of PALI-2108. The analysis reveals a dose-dependent modulation of 187 genes associated with four major fibrotic pathways in IBD. Furthermore, the treatment shows a dose-dependent improvement in fibrosis enrichment scores for FSCD markers. These findings suggest that PALI-2108 is a promising dual-acting drug candidate, with both anti-inflammatory and anti-fibrotic properties, for the treatment of FSCD.

PALI-2108 for UC

In UC mouse models, we have demonstrated the dose-dependent efficacy of PALI-2108. Specifically, we utilized Dextran Sodium Sulfate (“DSS”)-induced UC mouse models and target engagement in oxazolone-induced colitis. Thus, based on the research conducted on these mouse models, we demonstrated that PALI-2108 has preferential colon activation. This preferential colon activation offers a unique approach to delivering the PDE4 inhibitor locally within the colon. The local bioactivation of PALI-2108 prodrug is designed to prevent the systemic toxicity inherent with immunosuppression and avoid the known tolerability issues of PDE4 inhibitors.

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Phase I Clinical Study of PALI-2108

The Phase 1 clinical study of PALI-2108 is a single-center, randomized, double-blinded, placebo-controlled clinical study focused on safety, tolerability, and pharmacokinetics (“PK”) in both healthy volunteers and UC patients. The clinical study includes an open-label UC patient cohort with multiple dosing arms in which we evaluated the pharmacodynamics (“PD”) of PALI-2108 in healthy volunteers.

On October 9, 2024, Health Canada issued a No Objection Letter for our Phase 1 human clinical study of PALI-2108 for the treatment of UC. We officially began studying on November 7, 2024. To date, we have completed the dosing of 89 subjects across all planned cohorts of the study. Each of the five Single Ascending Dose (“SAD”) cohorts and the four Multiple Ascending Dose (“MAD”) cohorts consisted of eight subjects, with six subjects receiving the drug and two subjects receiving a placebo. The food effects (“FE”) study included two cohorts each of six subjects, of which one cohort was in a fasted state and the other cohort in a fed state. Finally, we have completed the dosing of all five UC patients in the UC cohort of the study.

On May 27, 2025, we announced positive results from the SAD, MAD and FE cohorts in healthy volunteers and on August 7, 2025 and September 17, 2025, we announced positive results from the UC cohort portion of the study. The clinical study successfully met its primary endpoints of safety, tolerability, and PK. We also reported that the patients included in the UC cohort demonstrated rapid and consistent clinical activity, with all 5 of the patients responding to treatment. We also reported that while the study was shorter in duration than standard induction trials and not powered for efficacy, there was promising signals of clinical improvement.

Based on these results, we plan to initiate an additional safety, tolerability, and PK/PD exploratory Phase 1b cohort in FSCD while we complete longer-term chronic safety and toxicology studies. This will be followed by the initiation of Phase 2 clinical programs to assess PALI-2108’s efficacy, safety, and tolerability in patients with FSCD as well as those with moderate to severe UC. The planned Phase 1b cohort is expected to evaluate multiple dosing strategies to define optimal therapeutic exposure and patient response, and the planned Phase 2 studies are expected to evaluate clinically meaningful endpoints for patients with FSCD and UC. On September 5, 2025, we announced that we had received a No Objection Letter from Health Canada to conduct the Phase 1b cohort in FSCD.

Our Strategy

Our objective is to establish ourselves as a leader in the development of differentiated product candidates targeting the autoimmune, inflammatory, and fibrotic disease markets, which we believe will address a large, well-established need among patients living with autoimmune and inflammatory diseases.

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We believe the key elements of our strategy include:

●	advancing our lead product candidate, PALI-2108 through human clinical trials;

●	leveraging our drug development platform infrastructure to identify product candidates that target autoimmune, inflammatory, and fibrotic diseases;

●	pursuing strategic partnerships to further expand our programs and maximize the worldwide potential of our product candidates and platform; and

●	pursuing strategy of in-licensing/acquisition or out-licensing/sale of our product candidates.

Market

We believe that if developed and approved for marketing, PALI-2108 could be an effective treatment for IBD. Our initial indications for PALI-2108 are:

Fibrostenotic Crohn’s Disease

Crohn’s disease (“CD”) is an IBD that can affect any part of the gastrointestinal tract, from the mouth to the anus. It is characterized by inflammation that can penetrate deep into the layers of the affected bowel tissue, leading to a range of symptoms including abdominal pain, severe diarrhea, fatigue, weight loss, and malnutrition. In the eight major markets (“8MM”), diagnosed incident cases of CD are expected to increase from 118,885 cases in 2022 to 122,175 cases by 2032, reflecting an AGR of 0.28%. The U.S. is projected to have the highest number of diagnosed incident cases of CD in 2032, with 68,815 cases, while France is projected to report the fewest at 4,560 cases. Additionally, diagnosed prevalent cases of CD are anticipated to rise from 1,626,752 in 2022 to 1,695,580 in 2032, with an AGR of 0.42%. The U.S. is again projected to lead in prevalence in 2032, with 755,802 cases, whereas Japan is projected to have the fewest diagnosed prevalent cases of CD at 44,732. These increases in diagnosed cases are attributed to changes in population dynamics across these markets. The global market for CD treatments was valued at $13.9 billion in 2022 and is projected to grow to approximately $25.5 billion in 2032 at a CAGR of approximately 6%. This market growth is fueled by the rising prevalence of the disease, improved diagnostic techniques, and ongoing advancements in research and development activities for new drug therapies.

FSCD, a severe form of CD, is characterized by the formation of fibrotic tissue, or strictures, in the bowel, which can result in obstruction and significant complications. Approximately half of CD patients will develop stricture formation within the first 10 years of diagnosis. Currently, treatment options for FSCD are limited, with no approved therapies specifically addressing this indication. Existing treatment approaches are primarily invasive, including balloon dilation, strictureplasty, and, in more severe cases, bowel resection. These procedures, while necessary, pose significant risks and can greatly impact the quality of life.

Given the lack of effective treatment options, we believe PALI-2108 has the potential to provide a much needed first-in-class therapy for these patients. PDE4 inhibitors are a clinically and commercially proven dual-acting anti-inflammatory and anti-fibrotic candidate, offering a unique approach to addressing both the inflammatory and fibrotic components of CD. With its innovative mechanism of action, PALI-2108 has the potential to transform the lives of individuals suffering from FSCD by providing a less invasive and more effective treatment alternative.

Ulcerative Colitis

UC is a chronic IBD that primarily affects the colon and rectum, leading to long-lasting inflammation and ulcers in the digestive tract. Common symptoms include abdominal pain, diarrhea, and rectal bleeding. The prevalence of UC is estimated to range from 156 to 291 cases per 100,000 people globally. In the 8MM, diagnosed incident cases of UC are projected to increase from 160,122 cases in 2021 to 168,467 cases by 2031, reflecting an annual growth rate (“AGR”) of 0.52%. The U.S. is expected to have the highest number of diagnosed incident cases in 2031, totaling 104,795, while France will have the fewest at 2,972 cases. Additionally, diagnosed prevalent cases are anticipated to rise from 1,946,428 in 2021 to 2,069,770 in 2031, with an AGR of 0.63%. The U.S. is again projected to lead in prevalence in 2031 with 655,317 cases, whereas Canada is projected to report the lowest with 91,186 cases. This growth in diagnosed cases is largely attributed to changes in population dynamics across these markets. The market for 8MM for UC treatments was valued at approximately $7.3 billion in 2021 and is expected to grow to over $9.5 billion in 2031 at a compound annual growth rate (“CAGR”) of approximately 2.78%. Market expansion is driven by the increasing prevalence of the disease, advancements in diagnostic techniques, and the development of more effective and targeted therapies.

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Unmet Needs in IBD

Despite the availability of various treatments, there are significant unmet needs in managing IBD. These challenges impact patient outcomes and overall disease management. We believe improvements to key existing therapies in IBD are necessary.

●	Inadequate Primary Response to Medical Treatment - Many patients experience low rates of clinical response to initial medical treatments.

●	Secondary Loss of Clinical Response or Drug Intolerance – A portion of patients initially respond well to treatment but later experience a loss of clinical response or develop intolerance to currently available drugs.

●	Patient Selection - Identifying patients likely to respond to specific drugs is critical.

●	Safety Concerns and Long-Term Medication Use - Existing drugs may have side effects and safety concerns, including black box warnings, associated with prolonged use.

●	Limited Options for Refractory or Severe Disease – A portion of patients face refractory or severe disease that does not respond adequately to available treatments.

●	Enhancing Treatment Adherence —Frequent or inconvenient dosing regimens, including infusions and injections, can hinder patient adherence.

Based on our clinical research and development, we believe that PALI-2108 has the potential to address many of these areas of needed improvement.

Intellectual Property

Patents

We have exclusively licensed a worldwide patent portfolio from Giiant consisting of pending patent applications related to the assets licensed, including PALI-2108. In the U.S., we have exclusive rights to one pending patent application. Internationally, we have exclusive rights to seven pending patent applications. In July 2025, we announced that the China National Intellectual Property Administration issued a Notice of Allowance for our patent covering PALI-2108 in China.

The pending patents relate to (i) methods of making pharmaceutical composition, (ii) the pharmaceutical compositions, and (iii) the methods of using the pharmaceutical compositions, including PALI-2108 and the other assets licensed from Giiant, to treat UC, Crohn’s disease and other disorders.

We have also filed a provisional patent application relating to personalized PALI-2108 treatment which is currently pending.

Our success will depend in part on our ability to obtain and maintain patent and other intellectual property protection in the U.S. and other countries with respect to our technology, including PALI-2108 and the other assets licensed from Giiant. We also rely in part on trade secrets, copyright and trademark laws, and confidentiality, licensing and other agreements with employees and third parties, all of which offer only limited protection. We seek to protect our proprietary position by filing and prosecuting patent applications in the U.S. and abroad related to our technology and product candidates.

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In addition to our pending patents related to PALI-2108, we also maintain a patent in China related to LB1148 with the Reagents of the University of California to support our co-development agreement with Newsoara. The expected expiration date of this patent is 2031, excluding any adjustments or extensions of patent term that may be available.

Notice of Nasdaq Listing Deficiency

On April 30, 2025, we received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising us that for 30 consecutive trading days preceding the date of the Notice, the bid price of our common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Notice has no effect on the listing of our common stock at this time, and our common stock continues to trade on The Nasdaq Capital Market under the symbol “PALI.”

Under Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days following the date of the Notice, or until October 27, 2025, to regain compliance with the Minimum Bid Price Requirement (the “Compliance Period”) by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days unless Nasdaq exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). On August 5, 2025, the bid price of our common stock closed above $1.00 for ten consecutive business days, however, were notified on August 6, 2025, that Nasdaq was exercising its discretion to continue monitoring our stock price beyond this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

While we are seeking the approval of our stockholders at our annual meeting of stockholders on October 17, 2025 to amend our amended and restated certificate of incorporation to effect a reverse stock split, which we expect would increase the market price of our common stock above $1.00 per share, we can provide no assurances that we will receive the necessary stockholder approval and, even if we did receive the necessary approval, there would not be sufficient time to regain compliance with the Minimum Bid Price Requirement prior to the end of the Compliance Period.

If we do not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, we may be afforded an additional 180 calendar days to regain compliance with the Minimum Bid Price Requirement (the “Additional Compliance Period”) if on the last day of the Compliance Period we are in compliance with the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of common stock on The Nasdaq Capital Market (other than the Minimum Bid Price Requirement), including the requirement under Nasdaq Listing Rule 5505(b)(1)(A), which requires stockholders’ equity of at least $5 million (the “Stockholders’ Equity Requirement”), unless we do not indicate our intent to cure the deficiency, or if it appears to Nasdaq that it is not possible for us to cure the deficiency. We do not currently satisfy the Stockholder’s Equity Requirement in order to be eligible for an Additional Compliance Period and must complete this offering or a similar financing with a sufficient amount of net proceeds to raise our stockholders’ equity to $5 million before the end of the Compliance Period or our common stock will be subject to delisting.

Recent Developments

Warrant Inducement Transaction

On July 23, 2025, we entered into a warrant inducement agreement (the “July 2025 Warrant Inducement Agreement”) with an accredited and institutional holder (the “July 2025 Warrant Holder”) of certain of our existing common stock warrants (the “July 2025 Existing Warrants”) to purchase up to an aggregate of 4,318,905 shares of our common stock. Pursuant to the July 2025 Warrant Inducement Agreement, the exercise price of each July 2025 Existing Warrant exercised was reduced from $1.40 per share to $0.9047 per share. In consideration for the immediate exercise of the July 2025 Existing Warrants, the July 2025 Warrant Holder received new warrants (the “July 2025 Replacement Warrants”) to purchase shares of common stock in a private placement. Pursuant to the July 2025 Warrant Inducement Agreement, the July 2025 Warrant Holder received two July 2025 Replacement Warrants for each July 2025 Existing Warrant exercised. The July 2025 Replacement Warrants will be exercisable, beginning on the effective date of shareholder approval, into an aggregate of up to 8,637,810 shares of our common stock, at an exercise price of $0.9047 per share, and a term of exercise equal to five years from the date of shareholder approval.

The transaction closed on July 25, 2025 with the Company receiving gross cash proceeds from the exercise of the July 2025 Existing Warrants of approximately $3.9 million prior to deducting solicitation agent fees and transaction expenses.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

We were originally incorporated in 2001 in the State of Delaware under the name Neuralstem, Inc. In October of 2019, we changed our name to Seneca Biopharma, Inc. (“Seneca”). In April of 2021, we effected a merger with Leading BioSciences, Inc. (the “Merger”), whereby Leading BioSciences, Inc. (“LBS”) became a wholly owned subsidiary of Seneca. In April of 2021, we changed our name from Seneca Biopharma, Inc. to Palisade Bio, Inc. Our principal executive offices are located at 1902 Wright Place, Suite 200, Carlsbad, California 92008, our telephone number is (858) 704-4900 and our website address is www.palisadebio.com.

The information on our website is not incorporated by reference in this prospectus or in any other filings we make with the SEC.

Subsidiaries

We have two wholly owned subsidiaries, Suzhou Neuralstem Biopharmaceutical Co., Ltd. (“Suzhou”), organized under the laws of the People’s Republic of China, and LBS. Suzhou was established by Seneca to sponsor the non-GDP Phase 2 clinical trial of NSI-566 that was conducted between 2013 and 2016 in Beijing, China. As of December 31, 2024, Suzhou has no employees or other operations. Our other subsidiary is LBS, which is our operating entity.

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THE OFFERING

Common stock we are offering	147,058,823 shares (or 169,117,646 shares if the underwriters exercise their option to purchase additional shares in full).

Pre-funded warrants we are offering	Certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to the price at which a share of common stock is being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant that we sell, the number of shares of common stock that we are offering will be reduced on a one-for-one basis.

Underwriters’ option to purchase additional shares	We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 22,058,823 shares of our common stock, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions.

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Common stock outstanding immediately before this offering	9,119,152 shares.

Common stock outstanding immediately after this offering	156,177,975 shares, or 178,236,798 shares if the underwriters exercise their option to purchase additional shares of common stock in full, based on the assumed public offering price of $0.68 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 24, 2025, and assuming no sale of pre-funded warrants and no Representative Warrants sold in this offering are exercised.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $92.4 million, based on an assumed public offering price of $0.68 per share (the closing price of our common stock on The Nasdaq Capital Market on September 24, 2025), or $106.4 million if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to, among other things, advance PALI-2108 through preclinical and clinical development and into INDs or their equivalent in foreign jurisdictions, fund our research and development activities and for general working capital needs. See “Use of Proceeds” for additional information.

Lock-Up Agreements	We, and each of our officers and directors are subject to certain lock-up restrictions as set forth in more detail in the “Underwriting” section.

Reverse Stock Split	Promptly after this offering, we intend to seek stockholder approval to effect a reverse stock split (the “Reverse Split”) of our shares of common stock at a ratio to be determined by our board of directors.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Nasdaq Symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.” There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

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Unless otherwise indicated, the number of shares of common stock to be outstanding immediately after this offering is based on 4,800,247 shares of common stock which were outstanding as of June 30, 2025, adjusted for an aggregate of 4,318,905 shares that were issued subsequent to June 30, 2025 pursuant to the exercise of warrants in connection with our July 2025 warrant inducement transaction, but excludes:

●	8,823,529 shares of common stock issuable upon the exercise of Representative Warrants issued in this offering;

●	427 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2025 granted under the LBS 2013 Amended and Restated Employee, Director, and Consultant Equity Incentive Plan, as amended and restated, or the 2013 Plan, with a weighted-average exercise price of $15,144.99 per share;

●	146,155 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2025, granted under the 2021 Equity Incentive Plan, as amended, or the 2021 Plan, with a weighted-average exercise price of $12.89 per share;

●	12,679 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2025 granted under the 2021 Inducement Plan, with a weighted average exercise price of $11.72 per share;

●	89,400 shares of common stock issuable upon vesting of restricted stock units outstanding as of June 30, 2025, all of which were issued under the 2021 Plan and vest in equal amounts on an annual basis over three years from the date of grant;

●	2,952 shares of common stock issuable upon vesting of restricted performance stock units outstanding as of June 30, 2025, all of which were issued under the 2021 Plan and vest subject to certain milestones;

●	49,834 shares of common stock reserved for future issuances under the 2021 Plan as of June 30, 2025, as well as any future automatic increases in the number of shares of common stock reserved for future issuance under the 2021 Plan;

●	43,394 shares of common stock reserved for future issuance under the ESPP, as of June 30, 2025, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the ESPP;

●	50,341 shares of common stock reserved for issuance under the 2021 Inducement Plan as of June 30, 2025;

●	4,717,538 shares of common stock issuable upon exercise of outstanding warrants as of June 30, 2025 with a weighted-average exercise price of $5.64 per share;

●	8 shares of common stock issuable upon conversion of the 200,000 outstanding shares of our Series A 4.5% Convertible Preferred Stock as of June 30, 2025, as well as any future shares of common stock issuable upon conversion of additional shares of Series A 4.5% Convertible Preferred Stock that may be issued as payment-in-kind dividends thereon in accordance with their terms;

●	8,637,810 shares of common stock issuable upon exercise of the July 2025 Replacement Warrants with a weighted-average exercise price of $0.9047; and

●	259,134 shares of common stock issuable upon exercise of the representative warrants issued in the July 2025 warrant inducement transaction, with a weighted-average exercise price of $1.4928 per share.

Unless otherwise indicated, all information in this prospectus assumes:

●	no exercise or settlement of the outstanding restricted stock units, restricted performance stock units, options and warrants described above;

●	no sale of pre-funded warrants in this offering; and

●	no exercise of the underwriters’ option to purchase additional shares.

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RISK FACTORS SUMMARY

The Company faces many risks and uncertainties, as more fully described in this prospectus. Some of these risks and uncertainties are summarized below. The summary below does not contain all of the information that may be important to you, and you should read this summary together with the more detailed discussion of these risks and uncertainties contained in the Section entitled “Risk Factors.”

Risks Related to This Offering

●	Sales of a substantial number of shares of our common stock in the public market could cause our share price to fall.

●	Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

●	The market price of our common stock has been, and will likely continue to be, volatile, and you could lose all or part of your investment.

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Existing stockholders could experience substantial dilution of their ownership interest due to the issuance of shares of common stock in this offering or the issuance of shares of common stock upon the exercise of pre-funded warrants sold in this offering.

Risks Related to Our Development, Commercialization and Regulatory Approval of Our Product Candidates

●	Our business depends on the successful clinical development, regulatory approval, and commercialization of our therapeutic compounds, including our lead asset PALI-2108.

●	There are substantial risks in drug development, and, as a result, we may not be able to successfully develop any product candidate, including our lead product candidate, PALI-2108.

●	We depend on our license agreement with Giiant Pharma Inc. (“Giiant”) to permit us to use patents and patent applications relating to PALI-2108. Termination of these rights or the failure to comply with our obligations under the license agreement could materially harm our business and prevent us from developing or commercializing PALI-2108, our lead product candidate.

●	We are currently conducting a Phase 1 clinical trial of PALI-2108 in Canada, and the U.S. Food and Drug Administration (“FDA”) or applicable foreign regulatory authorities may not accept data from such trials, or any other trial we conduct outside of the U.S.

●	We may find it difficult to enroll patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of our product candidates.

●	We expect that our operations and development of PALI-2108 will require substantially more capital than we currently have, and we cannot guarantee when or if we will be able to secure such additional funding.

●	Our product candidates, including our lead product candidate PALI-2108, may cause undesirable side effects or have other unexpected properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in post-approval regulatory action.

●	There can be no assurance that our product candidates will obtain regulatory approval.

●	If clinical studies of PALI-2108 do not yield successful results, we may discontinue the development of PALI-2108.

●	It may take us longer than we estimate to complete clinical trials, and we may not be able to complete them at all.

●	Even if PALI-2108 is approved for commercialization, future regulatory reviews or inspections may result in its suspension or withdrawal, closure of a facility or substantial fines.

●	The successful commercialization of PALI-2108, if approved, will depend in part on the extent to which government authorities and health insurers establish adequate reimbursement levels and pricing policies.

●	We face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability for a product candidate and we may need to limit our commercialization.

●	Even if a product candidate obtains regulatory approval, it may fail to achieve the broad degree of physician and patient adoption and use necessary for commercial success.

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Risks Related to Our Business

●	We have a limited operating history and have never generated any revenues from product sales.

●	Our business model assumes revenue from, among other activities, marketing or out-licensing the products we develop. PALI-2108 is in the early stages of clinical development, and because we have a short development history with PALI-2108, there is a limited amount of information about us upon which you can evaluate our business and prospects.

●	We may choose to discontinue the development or commercialization of any of our product candidates, or may choose not to commercialize product candidates in approved indications, at any time during development or after approval, which could adversely affect us and our operations.

●	Our inability to successfully in-license, acquire, develop and market additional product candidates or approved products could impair our ability to grow our business.

●	Changes in funding for the FDA and, other government agencies or comparable foreign regulatory authorities could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent these agencies or authorities from performing normal business functions on which the operations of our business may rely, which could negatively impact our business.

Risks Related to Our Dependence on Third Parties

●	We anticipate relying on third-party Contract Research Organizations (“CROs”) and other third parties to conduct and oversee our clinical trials. If these third parties do not meet our requirements or otherwise conduct the trials as required, we may not be able to satisfy our contractual obligations for, obtain regulatory approval for, or commercialize our product candidates.

●	We depend on two qualified suppliers for the active pharmaceutical ingredient used in the clinical trials of PALI-2108. Insufficient availability of the API or other raw materials necessary to manufacture PALI-2108, or the inability of our suppliers to manufacture and supply our products on commercially reasonable terms, could adversely impact our business, results of operations and financial condition.

●	We expect to rely on collaborations with third parties for the successful development and commercialization of our product candidates.

●	We currently rely on third-party contractors to supply, manufacture and distribute clinical drug supplies for our product candidates.

Risks Related to Our Financial Operations

●	We have expressed substantial doubt about our ability to continue as a going concern, and we do not have sufficient funds to conduct our planned future clinical studies of PALI-2108.

●	We have a history of net operating losses, and we expect to continue to incur net operating losses and may never achieve profitability.

●	Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in our consolidated financial statements.

Risks Related to Our Intellectual Property

●	We may not be able to obtain, maintain or enforce global patent rights or other intellectual property rights that cover our product candidates and technologies that are of sufficient breadth to prevent third parties from competing against us.

●	If we fail to comply with our obligations under our intellectual property license agreements, we could lose license rights that are important to our business.

Other Risks Related to Our Securities

●	Our common stock could be delisted from the Nasdaq Stock Market if we are unable to maintain compliance with the Nasdaq Stock Market’s continued listing standards.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties discussed under “Risk Factors” in our latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated by reference herein in their entirety. Before making an investment decision, you should carefully consider each of the following risks described below, together with all other information set forth in or incorporated in this prospectus, including the financial statements and the related notes. The risks described in this prospectus or incorporated by reference into this prospectus are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and could result in a complete loss of your investment. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of the following risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the market price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to This Offering

Sales of a substantial number of shares of our common stock in the public market could cause our share price to fall.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, and the perception that these sales could occur may also depress the market price of our common stock. In addition, our daily trading volume may be limited and significantly less than the amount of shares available for sale. In the event that the number of our common stock shares offered for sale on any given day exceeds the existing demand for our shares, it may cause our stock price to fall.

We may also issue additional shares of our common stock, convertible securities or other equity, including pursuant to our equity compensation plans. Such issuances could be dilutive to investors and could cause the price of shares of our common stock to decline. New investors in such issuances could also receive rights senior to those of holders of shares of our common stock.

The above factors may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Any such sales also could cause the market price of our common stock to fall and make it more difficult for you to sell shares of our common stock.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure of our management to use these funds effectively could harm our business. Pending their use, we intend to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.

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The market price of our common stock has been, and will likely continue to be, volatile, and you could lose all or part of your investment.

Prior to the listing of our common stock, there was no public market for shares of our common stock. Since we began trading on the Nasdaq Stock Market, the stock price of our common stock has experienced very high volatility and the market prices of securities of other public companies have historically been highly volatile. The market price of our common stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control and may not be related to our operating performance. Fluctuations in the price of our common stock could cause you to lose all or part of your investment because you may be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the market price of our common stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	volatility in the market prices and trading volumes of biotechnology stocks;

●	changes in operating performance and stock market valuations of other biotechnology companies generally or those in our industry in particular;

●	sales of shares of our common stock by us or our stockholders;

●	failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow us, or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	announcements by us or our competitors of new products or services;

●	the public’s reaction to our press releases, other public announcements, and filings with the Securities and Exchange Commission;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our operating results or fluctuations in our operating results;

●	actual or anticipated developments in our business, our competitors’ businesses, or the competitive landscape generally;

●	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	outbreaks of war or other hostilities;

●	any significant change in our management;

●	a return of pandemic conditions; and

●	general economic conditions and slow or negative growth of our markets.

If you purchase our common stock or pre-funded warrants in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The public offering price in this offering is substantially higher than the net tangible book value per share of our common stock. Investors purchasing common stock or pre-funded warrants in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing common stock or pre-funded warrants in this offering will incur immediate dilution of $0.05 per share, based on the assumed public offering price of $0.68 per share (the closing price of our common stock on The Nasdaq Capital Market on September 24, 2025).

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As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. For a further description of the dilution that you will incur as a result of purchasing securities in this offering, see “Dilution.”

Existing Stockholders could experience substantial dilution of their ownership interest due to the issuance of shares of common stock in this offering or the issuance of shares of common stock upon the exercise of pre-funded warrants sold in this offering.

We are offering 147,058,823 shares of common stock (or 169,117,646 shares of common stock if the underwriters exercise their option to purchase additional shares in full) in this offering or, in lieu of shares of common stock to certain investors that so choose, pre-funded warrants to purchase shares of common stock, based on an assumed public offering price of $0.68 per share of common stock, which was the last reported sale price of our common stock on the Nasdaq Capital Market on September 24, 2025. For each pre-funded warrant that we sell, the number of shares of common stock that we are offering will be reduced on a one-for-one basis. As a result, we could issue shares of common stock in this offering representing up to 1,612.6% (or 1,854.5% if the underwriters exercise their option to purchase additional shares in full) of the number of shares of our common stock that are outstanding prior to this offering. While we will not know how many shares of common stock or pre-funded warrants will be sold in this offering until after the pricing of this offering, existing stockholders could experience substantial immediate dilution in their ownership interest if a large number of shares of common stock are sold in this offering as opposed to pre-funded warrants. If a large number of pre-funded warrants are sold in this offering as opposed to shares of common stock, existing stockholders could still experience substantial future dilution in their ownership interest upon the issuance of shares of common stock upon exercise of the pre-funded warrants sold in this offering. However, we can provide no assurances of when or if any pre-funded warrants that are sold in this offering may be exercised or if they will be exercised at all.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Stock Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of our pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of our pre-funded warrants sold in this offering acquire shares of our common stock upon exercise of the pre-funded warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of pre-funded warrants. Upon exercise of the pre-funded warrants, holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risks Related to Our Development, Commercialization and Regulatory Approval of Our Product Candidates

Our business depends on the successful clinical development, regulatory approval, and commercialization of our therapeutic compounds, including our lead asset PALI-2108.

On October 9, 2024, Health Canada approved our Canadian Clinical Trial Application (“CTA”) to commence a Phase 1 clinical trial for PALI-2108 in Canada. On November 7, 2024, we commenced the Phase 1 clinical trial of PALI-2108. On May 27, 2025, we announced positive results from the SAD, MAD and FE cohorts in healthy volunteers and on August 7, 2025 and September 17, 2025, we announced positive results from the UC cohort portion of the study. The clinical study successfully met its primary endpoints of safety, tolerability, and PK. Our success depends on the development and clinical success of PALI-2108, which is subject to a number of risks, including:

●	the continued enforceability of our research collaboration and license agreement with Giiant;

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●	Our ability to raise the funds necessary to support our planned future clinical trials of PALI-2108 and our continued operations;
●	timely and successful completion of required clinical trials, which may be significantly slower or costlier than we anticipate and/or produces results that do not achieve the primary or secondary endpoints of the trial(s);
●	our ability to develop and implement clinical trial designs and protocols;
●	the successful initiation and completion of our current planned clinical trials and any additionally required preclinical studies, if any;
●	our ability to retain third-party CROs on terms acceptable to us for the conduct and oversight of our anticipated clinical trials, including our Phase 1 clinical trial for PALI-2108;
●	our ability to fund the development costs related to PALI-2108’s clinical development;
●	the approval by Health Canada or other regulatory authorities to commence the marketing of our product candidates;
●	the ability for us and third-parties, if applicable, to achieve and maintain compliance with our contractual obligations and applicable regulatory requirements;
●	the ability of our contract manufacturers to manufacture sufficient supply of our product candidates to meet the required clinical trial supplies and any additional required preclinical studies;
●	the ability of our contract manufacturers to remain in good standing with regulatory agencies and to develop, validate and maintain commercially viable manufacturing facilities and processes that are compliant with cGMP regulations;
●	our ability to obtain favorable labeling for our product candidates through regulators that allows for successful commercialization;
●	acceptance by physicians, insurers, payors, and patients of the beneficial quality, safety and efficacy of our product candidates, if approved, including relative to alternative and competing treatments;
●	our ability to price our product candidates to recover our development costs and applicable milestone or royalty payments, and generate a satisfactory profit margin; and
●	our ability and our applicable collaboration and licensing partners’ ability to establish and enforce intellectual property rights related to our product candidates and technologies.

If we do not achieve one or more of these factors, many of which are beyond our control, in a timely manner or at all, we could experience significant delays or an inability to obtain regulatory approvals or commercialize our proposed product candidates. Even if successfully completed, we must complete a number of additional clinical trials prior to obtaining regulatory approval to commercialize our product candidates. Accordingly, we cannot make assurances that we will ever be able to generate sufficient revenue through the sale of any product candidates, if approved, to internally fund our business.

There are substantial risks in drug development, and, as a result, we may not be able to successfully develop any product candidate, including our lead product candidate, PALI-2108.

We have initiated a Phase 1 clinical trial of PALI-2108 in our target indication of inflammatory bowel disease, or IBD. Drug development requires a significant amount of capital and can take a long time to reach commercial viability, if it can be achieved at all. During the development process, we may experience technological barriers that we may be unable to overcome. Further, certain underlying premises in our development programs have not been proven. Because of these and similar uncertainties, it is possible that our product candidates will not reach commercialization. If we are unable to successfully develop and commercialize our product candidates, including our lead product candidate, PALI-2108, we will be unable to generate revenue or build a sustainable or profitable business.

We depend on our license agreement with Giiant to permit us to use patents and patent applications relating to PALI-2108. Termination of these rights or the failure to comply with our obligations under the license agreement could materially harm our business and prevent us from developing or commercializing PALI-2108, our lead product candidate.

We are a party to the Giiant License Agreement under which we have been granted rights to patents and patent applications that are important to our business. We rely on this license agreement to be able to use various proprietary technologies that are material to our business, including patents, and patent applications that cover PALI-2108. Our rights to PALI-2108 are subject to the continuation of, and our compliance with, the terms of the Giiant License Agreement. If we fail to comply with any of our obligations under the Giiant License Agreement, Giiant may have the right to terminate the Giiant License agreement, in which event we would not be able to continue the development or our proposed commercialization of PALI-2108. Additionally, disputes may arise under the Giiant License Agreement regarding the intellectual property that is subject to such agreement. If disputes over intellectual property that we have licensed, or in the future may license, prevent or impair our ability to maintain any of our license agreements, including the Giiant License Agreement, on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates and technologies.

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Clinical drug development is expensive, time-consuming and uncertain.

The clinical development of product candidates is very expensive, time-consuming, difficult to design and implement, and the outcomes are inherently uncertain. Most product candidates that commence clinical trials are never approved by regulatory authorities for commercialization and of those that are approved, many do not generate sufficient revenue to cover their costs of development. In addition, we, any partner with which we may collaborate, Health Canada, any similar regulatory authority, state and local agencies, counterpart agencies in foreign countries, or the applicable Institutional Review Board (“IRB”) at our trial sites, may suspend, delay, require modifications to or terminate our clinical trials, once begun, at any time.

We are currently conducting a Phase 1 clinical trial of PALI-2108 in Canada, and the FDA or applicable foreign regulatory authorities may not accept data from such trials, or any other trial we conduct outside of the U.S.

We are conducting a Phase 1 clinical trial for ulcerative colitis in Canada. However, we have not received approval from the FDA to commence any clinical trials in the U.S., and there is no guarantee that we will be able to obtain such approval in a timely manner, if at all. If our Phase 1 clinical trial is successful and we seek to initiate a Phase 2 clinical trial in the U.S., there is no certainty that the FDA will accept the data generated from our Canadian trial. The FDA’s acceptance of foreign clinical data is subject to certain conditions, including whether the trial was conducted in accordance with good clinical practices (“GCP”) and whether the FDA can validate the trial data through on-site inspections or other means. Moreover, the FDA will assess whether the trial design, patient population, endpoints, and other factors meet the standards expected for clinical trials conducted within the U.S.

In addition, regulatory approval for clinical trials and eventual drug approval in the U.S. is a complex process, influenced by several factors, including:

●	the adequacy and relevance of the Phase 1 trial data in supporting progression to Phase 2, as evaluated by the FDA;
●	the ability of the trial to meet safety, efficacy, and other scientific requirements set by the FDA, which may differ from those of Health Canada;
●	whether the foreign clinical trial was conducted under an FDA-recognized regulatory authority, and whether FDA oversight is possible through monitoring or inspection of clinical sites; and
●	the FDA’s consideration of the risk-benefit ratio for continuing clinical development in the U.S., particularly based on data from a non-U.S. population.

Furthermore, while the FDA does have the ability to approve drugs that have undergone clinical trials in foreign jurisdictions, including Canada, approval is generally contingent on demonstrating that the trial data align with FDA standards and regulatory expectations. It is also possible that we may be required to conduct additional trials in the U.S. to address any concerns regarding the applicability of the foreign trial data to the U.S. population or regulatory environment. There can be no assurance that we will successfully obtain FDA approval to initiate a Phase 1 clinical trial in the U.S. or that if our Canadian trial is successful, a subsequent Phase 2 trial.

We may find it difficult to enroll patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of our product candidates.

Identifying and qualifying subjects to participate in our current and anticipated future clinical trials is critical to our success. Our inability to enroll patients in our clinical trials on a timely basis could result in the trials being delayed or never completed.

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Patient enrollment and trial completion are affected by numerous additional factors, including the:

●	process for identifying patients;
●	design of the trial protocol;
●	eligibility and exclusion criteria;
●	perceived risks and benefits of the product candidate under study;
●	availability of competing therapies and clinical trials;
●	severity of the disease under investigation;
●	proximity and availability of clinical trial sites for prospective patients;
●	ability to obtain and maintain patients’ consents;
●	risk that enrolled patients will drop out before completion of the clinical trial;
●	patient referral practices of physicians; and,
●	ability to monitor patients adequately during and after treatment.

If we have difficulty enrolling a sufficient number of patients to conduct our clinical trials as planned, we may need to delay, limit or terminate ongoing or planned clinical trials, any of which would have an adverse effect on our business, financial condition, results of operations and prospects. There can be no assurances that we will be able to complete enrollment for our anticipated Phase 1 clinical trial for PALI-2108, and if we fail to do so, we may not be able to complete the trial on a timely basis, or at all.

We expect that our operations and development of PALI-2108 will require substantially more capital than we currently have, and we cannot guarantee when or if we will be able to secure such additional funding.

We have historically funded our operations and prior development efforts through the sale of our securities. Based on our existing cash resources and our current business plan, we do not have adequate capital to fund our anticipated operations through the completion of the development of PALI-2108, including our planned Phase 1b clinical study of PALI-2108 for the treatment of FSCD or our planned Phase 2 clinical study of PALI-2108 for the treatment of UC. As a result, we will need to secure additional funding. If we are not able to obtain additional capital in the future or on acceptable terms, we will need to curtail our anticipated clinical trials as well as our operations.

Our product candidates, including our lead product candidate, PALI-2108, may cause undesirable side effects or have other unexpected properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in post-approval regulatory action.

Unforeseen side effects from PALI-2108 could arise either during clinical development or, if approved, after it has been marketed. Undesirable side effects could cause us, any partners with which we may collaborate, or regulatory authorities to interrupt, extend, modify, delay or halt clinical trials and could result in a more restrictive or narrower label or the delay or denial of regulatory approval by Health Canada, or comparable regulatory authorities like the FDA.

Results of clinical trials could reveal a high and unacceptable severity and prevalence of side effects. In such an event, trials could be suspended or terminated, and Health Canada or comparable regulatory authorities, like the FDA, could order us to cease further development of or deny approval of a product candidate for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in product liability claims. Any of these occurrences may have an adverse material effect on our business, financial condition, operating results and prospects.

Additionally, if we or others identify undesirable side effects, or other previously unknown problems, caused by a product after obtaining regulatory approval, a number of potentially negative consequences could result, which could prevent us or our potential partners from achieving or maintaining market acceptance of the product and could substantially increase the costs of commercializing such product.

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There can be no assurance that our product candidates will obtain regulatory approval.

The sale of human therapeutic products in the U.S. and foreign jurisdictions is subject to extensive and time-consuming regulatory approval, which requires, among other things:

●	preclinical data required for the submission of an IND or CTA;
●	controlled research and human clinical testing;
●	establishment of the safety and efficacy of the proposed product candidate;
●	government review and approval of a submission containing manufacturing, preclinical and clinical data; and
●	adherence to cGMP regulations during production and storage.

PALI-2108 will require significant development, clinical testing, possibly additional preclinical studies, and the investment of significant funds to gain regulatory approval before it can be commercialized. Although we commenced a Phase 1 clinical trial in Canada, there can be no assurances that gaining regulatory approval in Canada will result in regulatory approval from any other regulatory agency, including the FDA of the U.S. The results of our human clinical testing of PALI-2108 may not meet applicable regulatory requirements. If approved in a jurisdiction, PALI-2108 may also require the completion of post-market studies. The process of completing clinical testing and obtaining the required approvals is expected to take a number of years and require the use of substantial resources. Further, there can be no assurance that PALI-2108 will be shown to be safe and effective throughout our clinical trials or receive applicable regulatory approvals.

On June 28, 2024, the U.S. Supreme Court issued an opinion holding that courts reviewing agency action pursuant to the Administrative Procedure Act “must exercise their independent judgment” and “may not defer to an agency interpretation of the law simply because a statute is ambiguous.” The decision will have a significant impact on how lower courts evaluate challenges to agency interpretations of law, including those by the FDA and other agencies with significant oversight of the biopharmaceutical industry. The new framework is likely to increase both the frequency of such challenges and their odds of success by eliminating one way in which the government previously prevailed in such cases. As a result, significant regulatory policies will be subject to increased litigation and judicial scrutiny.

If we fail to obtain regulatory approvals, or if there are significant changes in regulatory policies that result in increased litigation and judicial scrutiny leading to unexpected delays and increased cost, we may not be able to market PALI-2108 and our operations will be adversely affected.

If clinical studies of PALI-2108 do not yield successful results, we may discontinue the development of PALI-2108.

We must demonstrate that PALI-2108 is safe and efficacious in humans through extensive clinical testing. We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of any products, including the following:

●	the results of preclinical studies that we have completed may not be indicative of results that will be obtained in human clinical trials;
●	safety and efficacy results attained in preclinical studies may not be indicative of results that are obtained in our clinical trials;
●	after reviewing early clinical trial results, we may abandon projects that we previously believed to be promising;
●	we or our regulators may suspend or terminate our clinical trials because the participating subjects or patients are being exposed to unacceptable health risks; and
●	PALI-2108 may not have the desired effects or may include undesirable side effects or other characteristics that preclude regulatory approval or limit their commercial use if approved.

It may take us longer than we estimate to complete clinical trials, and we may not be able to complete them at all.

Although for planning purposes we project the commencement, continuation and completion of our clinical trials; a number of factors, including scheduling conflicts with participating researchers and/or CROs, clinicians and research or clinical institutions, and difficulties in identifying or enrolling patients who meet trial eligibility criteria, may cause significant delays. Even if we were to commence and complete our clinical trials involving PALI-2108 as currently contemplated, they may not be successful.

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Even if PALI-2108 is approved for commercialization, future regulatory reviews or inspections may result in its suspension or withdrawal, closure of a facility or substantial fines.

If regulatory approval to market and commercialize PALI-2108 is received, regulatory agencies will subject PALI-2108, as well as the manufacturing facilities, to continual review and periodic inspection. If previously unknown problems with a product or manufacturing and laboratory facility are discovered, or we fail to comply with applicable regulatory approval requirements, a regulatory agency may impose restrictions on PALI-2108 or us. The agency may require the withdrawal of PALI-2108 from the market, closure of the facility or substantial fines.

The successful commercialization of PALI-2108, if approved, will depend in part on the extent to which government authorities and health insurers establish adequate reimbursement levels and pricing policies.

Sales of any approved drug candidate will depend in part on the availability of coverage and reimbursement from third-party payers such as government insurance programs in the applicable jurisdiction, including, for example, Medicare and Medicaid in the U.S., private health insurers, health maintenance organizations and other health care related organizations, who are increasingly challenging the price of medical products and services. Accordingly, coverage and reimbursement may be uncertain. Adoption of any drug by the medical community may be limited if third-party payers will not offer coverage. Additionally, significant uncertainty exists as to the reimbursement status of newly approved drugs. Cost control initiatives may decrease coverage and payment levels for any drug and, in turn, the price that we will be able to charge and/or the volume of our sales. We are unable to predict all changes to the coverage or reimbursement methodologies that will be applied by private or government payers. Any denial of private or government payer coverage or inadequate reimbursement could harm our business or future revenues, if any. If we partner with third parties with respect to any of our product candidates, we may be reliant on that partner to obtain reimbursement from government and private payors for the drug, if approved, and any failure of that partner to establish adequate reimbursement could have a negative impact on our revenues and profitability.

In addition, both the federal and state governments in the U.S. and foreign governments continue to propose and pass new legislation, regulations, and policies affecting coverage and reimbursement rates, which are designed to contain or reduce the cost of health care. Further federal and state proposals and healthcare reforms are likely, which could limit the prices that can be charged for the product candidates that we develop and may further limit our commercial opportunity. There may be future changes that result in reductions in potential coverage and reimbursement levels for our product candidates, if approved and commercialized, and we cannot predict the scope of any future changes or the impact that those changes would have on our operations.

If future reimbursement for PALI-2108, subject to approval, is substantially less than projected, or rebate obligations associated with them are substantially greater than expected, our future net revenue and profitability, if any, could be materially diminished.

We face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability for a product candidate and we may need to limit our commercialization.

The use of our product candidates in clinical trials and the sale of any products for which we obtain marketing approval exposes us to the risk of product liability claims. Product liability claims might be brought against us by clinical trial participants, consumers, health-care providers, pharmaceutical companies, or others selling our products. If we cannot successfully defend ourselves against these claims, we may incur substantial liabilities. Regardless of merit or eventual outcomes of such claims, product liability claims may result in:

●	decreased demand for our product candidates;
●	impairment of our business reputation;
●	withdrawal of clinical trial participants;
●	costs of litigation;
●	substantial monetary awards to patients or other claimants; and
●	loss of revenues.

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Our insurance coverage may not be sufficient to reimburse us for all expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses.

Even if a product candidate obtains regulatory approval, it may fail to achieve the broad degree of physician and patient adoption and use necessary for commercial success.

The commercial success of our product candidates, if approved, will depend significantly on attaining broad adoption and use of the drug by physicians and patients. The degree and rate of physician and patient adoption of a product, if approved, will depend on a number of factors, including but not limited to:

●	patient demand for approved products that treat the indication for which they are approved;
●	the effectiveness of a product compared to other available therapies or treatment regimens;
●	the availability of coverage and adequate reimbursement from managed care plans and other healthcare payors;
●	the cost of treatment in relation to alternative treatments and willingness to pay on the part of patients;
●	insurers’ willingness to see the applicable indication as a disease worth treating;
●	proper administration by physicians or patients;
●	patient satisfaction with the results, administration and overall treatment experience;
●	limitations or contraindications, warnings, precautions or approved indications for use different than those sought by us that are contained in the final approved labeling;
●	any requirement of an authoritative regulatory body to undertake a risk evaluation and mitigation strategy;
●	the effectiveness of our sales, marketing, pricing, reimbursement and access, government affairs, and distribution efforts;
●	adverse publicity about a product or favorable publicity about competitive products;
●	new government regulations and programs, including price controls and/or limits or prohibitions on ways to commercialize drugs, such as increased scrutiny on direct-to-consumer advertising of pharmaceuticals; and
●	potential product liability claims or other product-related litigation.

If any of our product candidates are approved for use but fail to achieve the broad degree of physician and patient adoption necessary for commercial success, our operating results and financial condition will be adversely affected, which may delay, prevent or limit our ability to generate revenue and continue our business.

Risks Related to Our Business

We have a limited operating history and have never generated any revenues from product sales.

We are a biopharmaceutical company with a limited operating history that may make it difficult to evaluate the success of our business and to assess our future viability. While we were initially formed in 2001, our operations, have historically been limited to business planning, raising capital and other research and development activities related to our product candidates. We additionally adopted a new business plan in September 2023 upon entering into the Giiant License Agreement. Since that time, we have not yet demonstrated an ability to successfully complete any clinical trials and have never completed the development of any product candidate, nor have we ever generated any revenue from product sales. Consequently, we have no meaningful operations upon which to evaluate our business, and predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history or a history of successfully developing and commercializing biopharmaceutical products.

Our business model assumes revenue from, among other activities, marketing or out-licensing the products we develop. PALI-2108 is in the early stages of clinical development and because we have a short development history with PALI-2108, there is a limited amount of information about us upon which you can evaluate our business and prospects.

We have no approved drugs and thus have not begun to market or generate revenues from the commercialization of any products. We only have a limited history upon which we can evaluate our ability to develop PALI-2108. We commenced our initial Phase 1 clinical trial of PALI-2108 in November of 2024. Thus, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biopharmaceutical area.

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For example, to execute our business plan, we will need to:

●	execute product development activities using unproven technologies;
●	build, maintain, and protect a strong intellectual property portfolio;
●	demonstrate safety and efficacy of our drug candidates in multiple human clinical studies;
●	receive approval from Health Canada and/or approval from similar foreign regulatory bodies, such as the FDA;
●	retain qualified CROs to oversee and manage for the continued development of PALI-2108 through current and future clinical trials;
●	gain market acceptance for the development and commercialization of any drugs we develop;
●	ensure our products are reimbursed by commercial and/or government payors at a rate that permits commercial viability;
●	develop and maintain successful strategic relationships with suppliers, distributors, and commercial licensing partners;
●	manage our spending and cash requirements as our expenses will increase in the near term if we add programs and additional preclinical and clinical trials; and
●	effectively market any products for which we obtain marketing approval.

If we are unsuccessful in accomplishing these objectives, we may not be able to develop our proposed products, raise capital, expand our business or continue our operations.

Our success depends on attracting and retaining senior management and scientists with relevant expertise.

Our future success depends to a significant extent on the continued services of our key employees, including our senior scientific, technical and managerial personnel. We do not maintain key person life insurance for any of our executives. Competition for qualified employees in the pharmaceutical industry is high, and our ability to execute our strategy will depend in part on our ability to continue to attract and retain qualified scientists and management. If we are unable to find, hire, and retain qualified individuals, we may be unable to execute our business plan in a timely manner, if at all.

We may choose to discontinue development or commercialization any of our product candidates, or may choose not to commercialize product candidates in approved indications, at any time during development or after approval, which could adversely affect us and our operations.

At any time, we may decide to discontinue the development of, or temporarily pause the development of, any of our product candidates then in existence for a variety of reasons, including the appearance of new technologies that make our product candidates obsolete, competition from competing product(s) or changes in or failure to comply with applicable regulatory requirements. If we temporarily pause or terminate a program in which we have invested significant resources, we will not receive any return on our investment and we will have missed the opportunity to have allocated those resources to potentially more productive uses, which could have an adverse effect on us and our business.

Our inability to successfully in-license, acquire, develop and market additional product candidates or approved products could impair our ability to grow our business.

PALI-2108 is currently our only product candidate being actively developed. We may in-license, acquire, develop and market additional products and product candidates. Since our internal research and development capabilities are limited, we may be dependent on pharmaceutical companies, academic or government scientists and other researchers to sell or license products or technology to us. The success of this strategy depends partly on our ability to identify and select promising pharmaceutical product candidates and approved products, negotiate licensing or acquisition agreements with their current owners, and finance these arrangements.

The process of identifying, negotiating and implementing a license or acquisition of a product candidate or approved product is lengthy and complex. Other companies, including some with substantially greater financial, marketing, sales and other resources, may compete with us for the license or acquisition of product candidates and approved products. Moreover, we may devote resources to potential acquisitions or licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts. We may not be able to acquire the rights to additional approved products or product candidates on terms that we find acceptable, or at all.

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Further, any product candidate that we acquire or license may require additional development efforts prior to commercial sale, including preclinical or clinical testing and approval by the applicable regulatory authorities. All product candidates are prone to risks of failure typical of pharmaceutical product development, including the possibility that a product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot provide assurance that any approved products that we acquire will be manufactured or sold profitably or achieve market acceptance.

Changes in funding for the FDA and, other government agencies or comparable foreign regulatory authorities could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent these agencies or authorities from performing normal business functions on which the operations of our business may rely, which could negatively impact our business.

The ability of the FDA or comparable foreign regulatory authorities to review and approve new products, to provide feedback on clinical trials and development programs, to meet with sponsors and to otherwise review regulatory submissions can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key leadership and other personnel, the sufficiency of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies or comparable foreign regulatory authorities on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other, other government agencies or comparable foreign regulatory authorities may also slow the time necessary for new drugs to be reviewed or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

Risks Related to Our Dependence on Third Parties

We anticipate relying on third-party CROs and other third parties to conduct and oversee our clinical trials. If these third parties do not meet our requirements or otherwise conduct the trials as required, we may not be able to satisfy our contractual obligations for obtain regulatory approval for, or commercialize our product candidates.

We have retained a CRO to oversee our Phase 1 clinical trial for PALI-2108 in Canada. We are likely to rely on third-party CROs to conduct and oversee our other anticipated clinical trials and other aspects of product development. We also expect to rely on various medical institutions, clinical investigators and contract laboratories to conduct our trials in accordance with our clinical protocols and all applicable regulatory requirements, including the FDA’s regulations and GCP requirements, which are an international standard meant to protect the rights and health of patients and to define the roles of clinical trial sponsors, administrators and monitors, and state regulations governing the handling, storage, security and recordkeeping for drug and biologic products. These CROs and other third parties are expected to play a significant role in the conduct of these trials and the subsequent collection and analysis of data from the clinical trials. We expect to rely heavily on these parties for the execution of our clinical trials and any additionally required preclinical studies and will control only certain aspects of their activities. We and our CROs and other third-party contractors will be required to comply with GCP and GLP regulations, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities, such as Health Canada, with respect to our Phase 1 clinical trial for PALI-2108. Regulatory authorities enforce these GCP or GLP regulations through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of these third parties fail to comply with applicable GCP and GLP regulations, or reveal noncompliance from an audit or inspection, any clinical data generated in our clinical trials may be deemed unreliable, and the FDA or other regulatory authorities may require us to perform additional clinical trials before approving our or our partners’ marketing applications. We cannot assure that upon inspection by a given regulatory authority such regulatory authority will determine whether any of our clinical trials comply with applicable GCP or GLP regulations. In addition, our clinical trials generally must be conducted with compounds produced under cGMP regulations. Our failure to comply with these regulations and policies may require us to repeat clinical trials, which would be costly and delay the regulatory approval process. In the event that we are unable to retain a qualified CRO for our Phase 1 clinical trial for PALI-2108, or any other anticipated clinical trial, it would delay planned clinical operations and result in additional cost and expense. Additionally, if our current CRO for our Phase 1 clinical trial in Canada or if any of our CROs that we retain in the future were to terminate their involvement with us, there is no assurance that we would be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms.

We depend on two qualified suppliers for the active pharmaceutical ingredient used in the clinical trials of PALI-2108. Insufficient availability of the API or other raw materials necessary to manufacture PALI-2108, or the inability of our suppliers to manufacture and supply our products on commercially reasonable terms, could adversely impact our business, results of operations and financial condition.

We have two qualified suppliers for the API used in PALI-2108. We do not have, and we do not intend to establish in the foreseeable future, internal manufacturing capabilities. Instead, we intend to use the facilities of third-party manufacturers to produce the materials used in our clinical trials. Our dependence on third parties for the supply and manufacture of PALI-2108 and any future product candidates may adversely affect our ability to obtain our products in a timely or competitive manner, if at all.

Any supply shortages, quality concerns, or failure to obtain sufficient API, excipients, or components from our suppliers, including disruptions caused by, among other things, supply chain delays, public health emergencies, climate events, or political unrest would adversely affect our business, results of operations and financial condition. In particular, our suppliers may be impacted by epidemics, pandemics or other disease outbreaks or public health emergencies and general macroeconomic conditions, including inflationary pressures, economic slowdown or recession, relatively high interest rates, imposed tariffs, changes in monetary policy, potential U.S. federal government shutdowns, geopolitical conflicts and financial institution instability, all of which may result in supply delays and cost increases.

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The manufacturing process for pharmaceutical products is highly regulated, and regulatory agencies may from time to time shut down facilities that they believe do not comply with regulations. Our third-party manufacturers and suppliers are subject to numerous FDA and Health Canada regulations, including those governing manufacturing processes, stability testing, record keeping, product serialization, and quality standards. Similar regulations apply in other jurisdictions where we may conduct business. Our third-party manufacturers and suppliers are independent entities who are subject to their own operational and financial risks which are out of our control.

If we, our third-party manufacturers, or our suppliers fail to comply with these regulations, our ability to deliver adequate supplies of PALI-2108 for clinical trials in a timely and cost-effective manner may be adversely affected. Should any of these risks materialize and adversely affect such third-party manufacturers’ and/or suppliers’ performance obligations to us, and we are unable to secure sufficient of the API used in the manufacture of PALI-2108 on commercially acceptable terms, or if we encounter delays and difficulties in our relationships with manufacturers or suppliers, our business, results of operations and financial condition could be adversely affected.

We expect to rely on collaborations with third parties for the successful development and commercialization of our product candidates.

We currently rely on and expect to continue to rely upon the efforts of third parties for the successful development and commercialization of our product candidates. The clinical and commercial success of our product candidates may depend upon maintaining successful relationships with third-party partners, which are subject to a number of significant risks, including the following:

●	our partners’ ability to execute their responsibilities in a timely, cost-efficient and compliant manner;
●	reduced control over delivery and manufacturing schedules;
●	price increases;
●	manufacturing deviations from internal or regulatory specifications;
●	quality incidents;
●	the failure of partners to perform their obligations for technical, market or other reasons;
●	misappropriation of our product candidates; and
●	other risks in potentially meeting our product commercialization schedule or satisfying the requirements of our end-users.

We cannot provide any assurance that we will be able to establish or maintain third-party relationships in order to successfully develop and commercialize our product candidates.

We currently rely on third-party contractors to supply, manufacture and distribute clinical drug supplies for our product candidates.

We do not currently have, nor do we currently plan to acquire, the infrastructure or capability to supply, store, manufacture or distribute clinical or commercial quantities of drug substances or products. Although we have entered into a commercial supply agreement to provide us with such drug substances or products for our current Phase 1 clinical trial, our future ability to develop and commercialize, if approved, our product candidates is dependent on our ability to obtain the APIs and other substances and materials used in our product candidates successfully from third parties and to have finished products manufactured by third parties in accordance with regulatory requirements and in sufficient quantities for preclinical and clinical testing and commercialization. If we fail to develop and maintain supply and other technical relationships with these third parties, we may be unable to continue to develop or commercialize our products and product candidates, which could adversely affect us and our business.

We are dependent on our contract suppliers and manufacturers for day-to-day compliance with applicable laws and cGMP regulations for production of our proposed products and API. If the safety or quality of any product or product candidate or component is compromised due to a failure to adhere to applicable laws or for other reasons, we may not be able to commercialize or obtain regulatory approval for the affected product or product candidates successfully, and we may be held liable as a result.

We expect to continue to depend on third-party contract suppliers and manufacturers. Our supply and manufacturing agreements do not guarantee that a contract supplier or manufacturer will provide services adequate for our needs. Additionally, any damage to or destruction of our third-party manufacturers’ or suppliers’ facilities or equipment, even by force majeure, may significantly impair our ability to have our products and product candidates manufactured on a timely basis. Our reliance on contract manufacturers and suppliers further exposes us to the possibility that they, or third parties with access to their facilities, may misappropriate our trade secrets or other proprietary information. Furthermore, the manufacturing facilities of our suppliers are located outside of the U.S. This may give rise to difficulties in importing our products or product candidates or their components into the U.S. or other countries.

We currently have agreements in place with foreign third parties in China and other countries to provide the necessary clinical supply of our API. Termination of or limitations on our relationships with foreign third parties that manufacture the API used in PALI-2108 may arise if U.S. legislation, tariffs, sanctions, trade restrictions, or other U.S. and foreign regulatory requirements, or prohibitions restrict our ability to engage with these foreign third parties. Further, any such actions could adversely impact our current and future arrangements with our foreign suppliers, including our current Chinese drug manufacturer, which could increase the cost or reduce the supply of material available to us or delay the procurement or supply of such material used in our clinical trial.

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Risks Related to Our Financial Operations

We have expressed substantial doubt about our ability to continue as a going concern.

Management has determined that there is substantial doubt about our ability to continue as a going concern for a period of one year following the issuance of our most recent financial statements. This determination was based on conditions and events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the consolidated financial statements are issued, including our available cash as of the date of this filing, which is not sufficient to fund our anticipated level of operations for the next 12 months. Unless we are able to raise significant capital, our future consolidated financial statements will include a similar qualification about our ability to continue as a going concern. Our year-end and interim consolidated financial statements were prepared assuming that we will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

We have a history of net losses, and we expect to continue to incur net losses and may never achieve profitability.

We have incurred net losses since our inception. We expect that our operating losses will continue for the foreseeable future as we continue our drug development and discovery efforts. To achieve profitability, we must, either directly or through licensing and/or partnering relationships, meet certain milestones, successfully develop and obtain regulatory approval for one or more drug candidates and effectively manufacture, market and sell any drugs we successfully develop. Even if we are able to successfully commercialize product candidates that receive regulatory approval, we may not be able to realize revenues at a level that would allow us to achieve or sustain profitability. Accordingly, we may never generate significant revenue and, even if we generate significant revenue, we may never achieve profitability.

Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in our consolidated financial statements.

Our management has identified a material weakness in our internal control over financial reporting. The material weakness was due to a lack of controls in the financial closing and reporting process, including a lack of segregation of duties and the documentation and design of formalized processes and procedures surrounding the creation and posting of journal entries and account reconciliations.

If our remaining material weakness, which management concluded is still present as of the date of these financial statements, is not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our consolidated financial statements and a failure to meet our reporting and financial obligations.

Risks Related to Our Intellectual Property

We may not be able to obtain, maintain or enforce global patent rights or other intellectual property rights that cover our product candidates and technologies that are of sufficient breadth to prevent third parties from competing against us.

Our success with respect to our current and future product candidates will depend, in part, on our ability to obtain and maintain patent protection in both the U.S. and other countries, to preserve our trade secrets and to prevent third parties from infringing on our proprietary rights. Our ability to protect our product candidates from unauthorized or infringing use by third parties depends in substantial part on our ability to obtain and maintain valid and enforceable patents in certain countries.

The patent application process, also known as patent prosecution, is expensive and time-consuming, and we and our current or future licensors and licensees may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner in all the countries that are desirable. It is also possible that we or our current, or future licensors and licensees will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, these and any of our patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. Moreover, our competitors independently may develop equivalent knowledge, methods and know-how or discover workarounds to our patents that would not constitute infringement. Any of these outcomes could impair our ability to enforce the exclusivity of any issued or pending patents we may have or the ability to obtain future patent protections, which may have an adverse impact on our business, financial condition and operating results.

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Our ability to obtain, maintain and/or enforce patents is uncertain and involves complex legal and factual questions, especially across varying countries. Accordingly, rights under any existing patents or any patents we might obtain or license may not cover our product candidates or may not provide us with sufficient protection for our product candidates to afford a sustainable commercial advantage against competitive products or processes, including those from branded, generic and over-the-counter pharmaceutical companies. In addition, we cannot guarantee that any patents or other intellectual property rights will be issued from any pending or future patent or other similar applications owned by or licensed to us. Even if patents or other intellectual property rights have issued or will issue, we cannot guarantee that the claims of these patents and other rights are or will be held valid or enforceable by the courts, through injunction or otherwise, or will provide us with any significant protection against competitive products or otherwise be commercially valuable to us in every country of commercial significance that we may target.

Our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our technology and prior art make it patentable. We do not have outstanding issued patents covering all of the recent developments in our technology and we are unsure of the patent protection that we will be successful in obtaining, if any. Even if the patents are successfully issued, third parties may design around or challenge the validity, enforceability or scope of such issued patents or any other issued patents we own or license, which may result in such patents being narrowed, invalidated or held unenforceable. If the breadth or strength of protection provided by the patents we hold or pursue with respect to our product candidates are challenged, it could dissuade companies from collaborating with us to develop or threaten our ability to commercialize or finance our product candidates.

The laws of some foreign jurisdictions do not provide intellectual property rights to the same extent or duration as in the U.S., and many companies have encountered significant difficulties in acquiring, maintaining, protecting, defending and especially enforcing such rights in foreign jurisdictions. If we encounter such difficulties in protecting or are otherwise precluded from effectively protecting our intellectual property in foreign jurisdictions, our business prospects could be substantially harmed, especially internationally.

Proprietary trade secrets and unpatented know-how are also very important to our business. Although we have taken steps to protect our trade secrets and unpatented know-how by entering into confidentiality agreements with third parties, and intellectual property assignment and protection agreements with officers, directors, employees, and certain consultants and advisors, there can be no assurance that such agreements will not be breached or enforced by courts, that we would have adequate remedies for any breach, including injunctive and other equitable relief, or that our trade secrets and unpatented know-how will not otherwise become known, inadvertently disclosed by us or our agents and representatives, or be independently discovered by our competitors. If our trade secrets are independently discovered, we would not be able to prevent their use and if we or our agents or representatives inadvertently disclose trade secrets and/or unpatented know-how, we may not be allowed to retrieve these trade secrets and/or unpatented know-how and maintain the exclusivity we previously held.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our product candidates does not guarantee exclusivity. The requirements for patentability vary between countries, particularly developing nations. In addition, the laws of some countries do not protect intellectual property rights to the same extent as the laws of all other countries or jurisdictions, especially when it comes to granting use and other types of patents and what kind of enforcement rights will be allowed, especially injunctive relief in a civil infringement proceeding. Consequently, we may not be able to prevent third parties from using our inventions or even in launching an identical version of our product even if we hold a valid patent. Competitors may use our technologies in jurisdictions where we have not obtained patent protection, or they may produce copy products, and, further, may export otherwise infringing products to territories where we have patent protection but enforcement against such activities is inadequate or where we have no patents. These products could compete with ours, and our patents or other intellectual property rights may not prevent them from competing.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent are due to be paid to applicable patent agencies, which require compliance with a number of procedures, including certain documentary, fee payment and other similar provisions during the patent application process. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees in prescribed time periods, and failure to properly legalize and submit formal documents in the format and style the country requires. While an inadvertent lapse can, in many cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction just for failure to know about and/or timely pay a prosecution fee. If we or our licensors fail to maintain the patents and patent applications covering our product candidates for any reason, our competitors might be able to enter the market, which would have an adverse effect on our business.

If we fail to comply with our obligations under our intellectual property license agreements, we could lose license rights that are important to our business.

The Giiant License Agreement pursuant to which we license PALI-2108, and other assets of Giiant, contains certain requirements related to diligence, milestone, royalty, insurance, expense reimbursement, and other obligations. If we fail to comply with these obligations, Giiant may have the ability to terminate the license, subject to certain requirements as more fully set forth in the Giiant License Agreement. If the license granted thereunder were to be terminated, our business, financial condition, operating results, and prospects would be materially adversely affected.

We may be subject to patent infringement claims, which could result in substantial costs and liabilities, and could prevent us from commercializing our potential products.

Because the intellectual property landscape in the fields in which we participate is rapidly evolving and interdisciplinary, it is difficult to conclusively assess our freedom to operate without infringing on third-party rights. If any patent infringement claims are brought against us, regardless of whether successful, we may incur significant expenses and divert the attention of our management and key personnel from other business concerns. This could negatively affect our results of operations and prospects. We cannot be certain that patents owned or licensed by us will not be challenged, potentially successfully, by others.

In addition, if our product candidates are found to infringe the intellectual property rights of third parties, these third parties may assert infringement claims against our customers, licensees and other parties with whom we have business relationships, and we may be required to indemnify those parties for any damages they suffer as a result of such claims. The claims may require us to initiate or defend protracted and costly litigation on behalf of customers, licensees, and other parties regardless of the merits of these claims. If any of these claims succeed, we may be forced to pay damages on behalf of those parties or may be required to obtain licenses for the products they use. If we cannot obtain all necessary licenses on commercially reasonable terms, we may be unable to continue selling such products.

We may be subject to claims that our officers, directors, employees, consultants or independent contractors have wrongfully used or disclosed to us alleged trade secrets of their former employers or their former or current customers.

As is common in the biotechnology and pharmaceutical industries, certain of our employees were formerly employed by other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Moreover, we engage the services of consultants to assist us in the development of our product candidates, many of whom were previously employed at, or may have previously been or are currently providing consulting services to, other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that our employees or consultants have inadvertently or otherwise wrongfully used or disclosed trade secrets or other proprietary information of their former employers or their former or current customers. Although we have no knowledge of any such claims being alleged, if such claims were to arise, litigation may be necessary to defend against any such claims. Even if we are successful in defending against any such claims, the related litigation could be protracted, expensive, a distraction to our management team, and not viewed favorably by investors and other third parties.

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Other Risks Related to Our Securities

We will need to raise additional financing in the future to fund our operations, which may not be available to us on favorable terms or at all.

We have used and we intend to use the proceeds from our previous offerings and any future offerings, to, among other things, advance PALI-2108 through preclinical and clinical development and into INDs or their equivalent in foreign jurisdictions, fund our research and development activities and for general working capital needs. We will require substantial additional capital to fund our operations and conduct the costly and time-consuming research and development and clinical work necessary to pursue regulatory approval of product candidates. Our future capital requirements will depend upon a number of factors, including: the number and timing of product candidates in the pipeline; progress with and results from preclinical testing and clinical trials; the ability to manufacture sufficient drug supplies to complete clinical trials or any additional preclinical studies required; the costs involved in preparing, filing, acquiring, prosecuting, maintaining and enforcing patent and other intellectual property claims; and the time and costs involved in obtaining regulatory approvals and favorable reimbursement or formulary acceptance. Raising additional capital may be costly or difficult to obtain, which could inhibit our ability to achieve our business objectives. Given our limited cash reserves and the significant amount of capital that we will likely need to fund our operations and business plan, our stockholders will likely experience significant dilution to their ownership interests. If we raise additional funds through public or private equity sales of our securities, the terms of these securities may include liquidation or other preferences that adversely impact the rights of our common stockholders. Further, to the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, our stockholders’ ownership percentage will be decreased. In addition, any debt financing may subject us to fixed payment obligations and covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances, or licensing arrangements with third parties, we may need to relinquish certain valuable intellectual property or other rights to our product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to us. Even if we obtain additional funding, there can be no assurance that it will be available on terms acceptable to us or our stockholders.

Our common stock price may be highly volatile.

Since the completion of the merger with Seneca on April 27, 2021, the price of our common stock has been subject to significant fluctuation. Market prices for securities of biotechnology and other life sciences companies historically have been particularly volatile and may be subject to large daily price swings. Some of the factors that may cause the market price of our shares to fluctuate include, but are not limited to:

●	failure of our product candidates to show safety and/or efficacy in our clinical trials;
●	our ability to obtain timely regulatory approvals for our product candidates, and delays or failures to obtain such approvals;
●	the results of our clinical trials, including our decision to pause or terminate any such trials;
●	failure of our product candidates, if approved, to achieve commercial success;
●	the entry into, or termination of, or breach by partners of key agreements, including the Giiant License Agreement, and employment agreements with our named executive officers;
●	the initiation of, material developments in, or conclusion of any litigation to enforce or defend any intellectual property rights or defend against the intellectual property rights of others;
●	announcements of any financings;
●	announcements by commercial partners or competitors of new commercial products, clinical progress or the lack of, significant contracts, commercial relationships or capital commitments;
●	failure to elicit meaningful stock analyst coverage and downgrades of our stock by analysts; and
●	the loss of key personnel.

Moreover, the stock markets in general have experienced substantial volatility in the biotechnology industry, particularly in the micro-cap and nano-cap companies, that has often been unrelated to the operating performance of individual companies or a certain industry segment. These broad market fluctuations may also adversely affect the trading price of our shares. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

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Our common stock could be delisted from the Nasdaq Stock Market if we are unable to maintain compliance with the Nasdaq Stock Market’s continued listing standards.

Our common stock is listed on the Nasdaq Stock Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on The Nasdaq Stock Market, including the requirement to maintain a minimum bid price of at least $1.00. In October 2023, we were notified that we were no longer in compliance with the Minimum Bid Price Requirement and had 180 days to cure such deficiency. On April 5, 2024, we effected a 1-for-15 reverse stock split and we were notified by the Nasdaq Stock Market that as of April 19, 2024, we were back in compliance with the Minimum Bid Price Requirement. On April 30, 2025, we received the Notice from Nasdaq advising us that we were no longer in compliance with the Minimum Bid Price Requirement. The Notice has no effect on the listing of our common stock at this time, and our common stock continues to trade on The Nasdaq Capital Market under the symbol “PALI.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days following the date of the Notice, or until October 27, 2025, to regain compliance with the Minimum Bid Price Requirement (the “Compliance Period”) by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days unless Nasdaq exercises its discretion to extend this ten-day. On August 5, 2025, bid price of our common stock closed above $1.00 for 10 consecutive days, however we were notified on August 6, 2025 that Nasdaq was exercising its discretion to continue monitoring our stock price beyond this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). While we are seeking the approval of our stockholders at our annual meeting of stockholders on October 17, 2025 to amend our amended and restated certificate of incorporation to effect a reverse stock split, which we expect would increase the market price of our common stock above $1.00 per share, we can provide no assurances that we will receive the necessary stockholder approval and, even if we did receive the necessary approval, there would not be sufficient time to regain compliance with the Minimum Bid Price Requirement prior to the end of the Compliance Period. If we are not able to regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, we may be afforded an Additional Compliance Period if on the last day of the Compliance Period we are in compliance with the market value of publicly held shares requirement for continued listing as well as all other standards for initial listing of its common stock on The Nasdaq Capital Market (other than the Minimum Bid Price Requirement), including the Stockholders’ Equity Requirement, unless we do not indicate our intent to cure the deficiency, or if it appears to Nasdaq that it is not possible for us to cure the deficiency. We do not currently satisfy the Stockholder’s Equity Requirement in order to be eligible for an Additional Compliance Period and must complete this offering or a similar financing with a sufficient amount of net proceeds to raise our stockholders’ equity to $5 million before the end of the Compliance Period or our common stock will be subject to delisting. The delisting of our common stock by Nasdaq could adversely affect the liquidity of our common stock, our ability to raise capital, create increased volatility in our common stock, and result in a loss of current or future coverage by analysts and/or diminish the interest of institutional investors to invest in our common stock. Delisting could also result in a loss of confidence of our collaborators, vendors and employees, which could harm our business and future prospects. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on the OTC Bulletin Board, OTCQB, OTCQX, or another over-the-counter market. Any such alternative would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of our common stock. Moreover, if our common stock is delisted, it may come within the definition of “penny stock” under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. These requirements may reduce the trading activity in the secondary markets for our common stock and may impact the ability or willingness of broker-dealers to sell our securities which could limit the ability of stockholders to sell their securities in the public market and limit our ability to attract and retain qualified employees or raise additional capital in the future.

We take advantage of reduced disclosure and governance requirements applicable to smaller reporting companies, which could result in our common stock being less attractive to investors.

As of the last business day of our most recently completed second fiscal quarter, our public float was less than $250 million and therefore, we qualify as a smaller reporting company under SEC rules. As a smaller reporting company, we can take advantage of reduced disclosure requirements, such as simplified executive compensation disclosures and reduced financial statement disclosure requirements in our SEC filings. Such reduced disclosures in our SEC filings may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of the reporting exemptions applicable to a smaller reporting company until we are no longer a smaller reporting company, which status would end once we have a public float greater than $250 million. In that event, we could still be a smaller reporting company if our annual revenues are below $100 million and we have a public float of less than $700 million.

We do not anticipate paying any dividends in the foreseeable future.

We do not anticipate paying any dividends in the foreseeable future. We currently plan to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our shares will likely be the sole source of gain, if any, for our stockholders for the foreseeable future.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock is and will be influenced by reports that equity research analysts publish about us and our business. Equity research analysts may elect not to provide research coverage of our common stock, and such lack of research coverage may adversely affect the market price of our common stock. In the event we do have equity research analyst coverage, we will not have any control over the analysts, or the content and opinions included in their reports. The price of our common stock could decline if one or more equity research analysts downgrades our stock or issues other unfavorable commentary or research. If one or more equity research analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease, which in turn could cause our stock price or trading volume to decline.

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Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

Future sales in the public market of shares of our common stock, including shares issued upon exercise of our outstanding stock options or warrants, or the perception by the market that these sales could occur, could lower the market price of our common stock or make it difficult for us to raise additional capital.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our management.

Provisions in our certificate of incorporation, as amended (“Certificate of Incorporation”), and bylaws, as amended (“Bylaws”) may delay or prevent an acquisition or a change in management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us. Although we believe these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirors to negotiate with our Board of Directors (“Board” or “Board of Directors”), they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove management by making it more difficult for stockholders to replace members of the Board, which is responsible for appointing the members of management.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Annual Report on Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. This has required that we incur substantial professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts. We may experience difficulty in meeting these reporting requirements in a timely manner.

Our management identified a material weakness in our internal control over financial reporting. If we do not remediate this material weakness, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective internal financial and accounting controls and procedures could result in material misstatements in our consolidated financial statements and a failure to meet our reporting and financial obligations.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate consolidated financial statements. If that were to happen, the market price of our common stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

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Our Board has broad discretion to issue additional securities, which might dilute the net tangible book value per share of our common stock for existing stockholders.

We are entitled under our Certificate of Incorporation to issue up to 280,000,000 shares of common stock and 7,000,000 “blank check” shares of preferred stock. Shares of our blank check preferred stock provide our Board with broad authority to determine voting, dividend, conversion, and other rights of such preferred stock. As of June 30, 2025, we had outstanding, common stock or securities convertible into common stock, totaling 9,769,406 shares. As a result, we are authorized to issue up to an additional 270,230,594 shares of common stock or common stock equivalents under our Certificate of Incorporation. Additionally, pursuant to the initial issuance of (i) 1,000,000 shares of Series A 4.5% Convertible Preferred Stock, of which 200,000 shares are outstanding and (ii) 1,460 shares of Series B Convertible Preferred Stock, of which no shares are outstanding, we are authorized to issue up to an additional 6,800,000 shares of preferred stock. We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our existing stockholders will likely experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner that we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors will likely be materially diluted by the initial and subsequent sales. Additionally, new investors may gain rights superior to existing stockholders, depending on the terms of such transactions and types of securities. Pursuant to our equity incentive plans and employee stock purchase plan, management is authorized to grant stock options, restricted stock units and other equity-based awards to employees, directors and consultants, and to sell common stock to employees, respectively. Any increase in the number of shares outstanding as a result of the exercise of outstanding options, the vesting or settlement of outstanding stock awards, or the purchase of shares pursuant to the employee stock purchase plan will cause stockholders to experience additional dilution, which could cause our stock price to fall.

General Risk Factors

Our business could be adversely affected by the effects of health pandemics or epidemics, such as the COVID-19 pandemic, which could cause significant disruptions in our operations and those of our current or future CMOs, CROs, and other third parties upon whom we rely.

Health pandemics or epidemics, such as the COVID-19 pandemic, have in the past and could again in the future result in quarantines, stay-at-home orders, remote work policies, or other similar events that may disrupt businesses, delay our research and development programs and timelines, negatively impact productivity and increase risks associated with cybersecurity, the future magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations. More specifically, these types of events may negatively impact personnel at third-party manufacturing facilities or the availability or cost of materials, which could disrupt our supply chain. Moreover, our trials may be negatively affected. Clinical site initiation and patient enrollment may be delayed due to prioritization of hospital resources. Some patients may not be able or willing to comply with trial protocols if quarantines impede patient movement or interrupt healthcare services. Our ability to recruit and retain patients, principal investigators, and site staff (who as healthcare providers may have heightened exposure) may be hindered, which would adversely affect our trial operations. Disruptions or restrictions on our ability to travel to monitor data from our trials, or to conduct trials, or the ability of patients enrolled in our trials or staff at trial sites to travel, as well as temporary closures of our trial partners and CMOs’ facilities, would negatively impact our trial activities. In addition, we rely on independent clinical investigators, CROs, and other third-party service providers to assist us in managing, monitoring, and otherwise carrying out certain of our preclinical studies and clinical trials, including the collection of data from our trials, and the effects of health pandemics or epidemics, such as the COVID-19 pandemic, may affect their ability to devote sufficient time and resources to our programs or to travel to sites to perform work for us. Similarly, our trials could be delayed and/or disrupted. As a result, the expected timeline for data readouts, including incompleteness in data collection and analysis and other related activities, and certain regulatory filings may be negatively impacted, which would adversely affect our ability to obtain regulatory approval for and to commercialize our product candidates, increase our operating expenses, and adversely affect our business, financial condition, results of operations, and prospects. In addition, impact on the operations of the FDA or comparable foreign regulatory authorities could negatively affect our planned trials and approval processes. Finally, economic conditions and business activity may be negatively impacted and may not recover as quickly as anticipated.

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Global economic conditions may have an adverse effect on our business.

Financial instability or a general decline in economic conditions in the U.S. and other countries, caused by political instability, conflict, and economic challenges resulting from general health crises, has led to market disruptions, including significant volatility in commodity prices, credit and capital market instability, and supply chain interruptions. Such volatility, instability, and interruptions have contributed to record inflation globally and could adversely affect our operations. Increased inflation may result in higher operating costs (including labor costs), reduced liquidity, and limitations on our ability to access credit or raise capital on acceptable terms, if at all. Existing free trade laws and regulations, such as the United States-Mexico-Canada Agreement, provide certain beneficial duties and tariffs for qualifying imports and exports, subject to compliance with applicable classification and other requirements. However, changes in trade laws or policies, particularly increased trade restrictions, tariffs, or taxes on imports from countries where we manufacture products, such as Canada, China, and Mexico, could have a material adverse effect on our business and financial results. Since February 2025, the U.S. government has enacted, and continues to enact, a series of new tariffs, including a tariff on all imports and additional “reciprocal” tariffs targeting imports from specified countries. These tariffs and other changes in U.S. trade policy have triggered, and could continue to trigger, retaliatory actions by affected countries, including retaliatory measures on U.S. goods and other protectionist measures that could limit our ability to offer our products and services outside of the U.S. The tariff policy environment has been and can be expected to continue to be dynamic. The ultimate impact of these newly enacted and potential future tariffs or other restrictions on international trade will depend on various factors, including the ultimate levels of such tariffs, how long such tariffs remain in place, and how other countries respond to the U.S. tariffs. Consequently, we cannot assure that any strategies we implement to mitigate the effects of such tariffs or trade actions will be successful. In addition, the U.S. Federal Reserve has raised, and may continue to raise, interest rates in response to concerns about inflation. Inflation, combined with reduced government spending and volatility in financial markets, may further increase economic uncertainty and heighten associated risks. Economic conditions and uncertainty regarding the broader macroeconomic environment are beyond our control and may make obtaining necessary debt or equity financing more difficult, costly, and dilutive. While we believe we have adequate capital resources to meet current working capital and capital expenditure requirements, an economic downturn or a significant increase in expenses could necessitate additional financing under less favorable conditions, including unattractive interest rates or excessively dilutive terms for existing stockholders. Failure to secure necessary financing in a timely manner and on favorable terms could materially and adversely affect our stock price and force us to delay or abandon clinical development plans.

Inadequate funding for the FDA, the SEC and other government agencies, including from government shutdowns, or other disruptions to these agencies’ operations, could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, the ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which could adversely affect our business. If there are significant employee reductions at the FDA or a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future reductions in force and government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations. For example, over the last several years the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical employees and stop critical activities. Currently, federal agencies in the U.S. are operating under a continuing resolution that is set to expire on September 30, 2025. In addition, federal employees recently have been subject to termination in connection with cost reduction efforts by the federal government. If a prolonged government shutdown or significant reduction in force of federal employees occurs, including those working for the FDA, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns and cost-cutting efforts could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

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If our information systems or data, or those of third parties upon which we rely, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse consequences.

In the ordinary course of our business, we may process, as defined above, proprietary, confidential, and sensitive data, including personal data (such as health-related patient data), intellectual property, and trade secrets (collectively, sensitive information). We may rely upon third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, third-party providers of cloud-based infrastructure, employee email, CROs, and other functions. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. We may share or receive sensitive information with or from third parties.

The risk of a security breach or disruption, particularly through cyber-attacks, cyber-intrusion, malicious internet-based activity, and online and offline fraud, are prevalent and have generally increased as the number, intensity, and sophistication of attempted attacks and intrusions from around the world have increased. These threats are becoming increasingly difficult to detect and come from a variety of sources, including traditional computer hackers, threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of these attacks, including cyber-attacks that could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our products.

We and the third parties upon which we rely may be subject to a variety of evolving threats, including but not limited to social engineering attacks (including through phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, natural disasters, terrorism, war, and telecommunication and electrical failures. Ransomware attacks, including by organized criminal threat actors, nation-states, and nation-state-supported actors, are becoming increasingly prevalent and can lead to significant interruptions in our operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Similarly, supply-chain attacks have increased in frequency and severity.

Furthermore, our remote workforce poses increased risks to our information technology systems and data, as most of our employees work from home, utilizing network connections outside our premises.

Any of the previously identified or similar threats could cause a security breach or disruption. While we have not experienced any such security breach or other disruption to date, if such an event were to occur, it could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information and cause interruptions in our operations, including material disruptions of our development programs and business operations.

We may expend significant resources or modify our business activities (including our clinical trial activities) to try to protect against security breaches and disruptions. While we have implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. We may be unable in the future to detect vulnerabilities in our information technology systems because such threats and techniques change frequently, are often sophisticated in nature, and may not be detected until after a security breach or disruption has occurred. Despite our efforts to identify and remediate vulnerabilities, if any, in our information technology systems, our efforts may not be successful. Further, we may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities.

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Applicable data privacy and security obligations may require us to notify relevant parties of certain security breaches and disruptions. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences. If we (or a third party upon whom we rely) experience a security breach or other disruption, or are perceived to have experienced such events, we may experience adverse consequences, including: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms. In particular, since we sponsor clinical trials, any breach or disruption that compromises patient data and identities could generate significant reputational damage, which may affect trust in us and our ability to recruit for future clinical trials. Additionally, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data.

Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. Furthermore, we cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

Our business and operations would suffer in the event of system failures, cyber-attacks or a deficiency in our cybersecurity.

Despite the implementation of security measures, our internal computer systems, and those of our current and future CROs and other contractors and consultants, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Although we have not suffered any material incidents to date, the risk of a security breach or disruption, particularly through cyber-attacks or cyber-intrusion, including by computer hackers, foreign governments, and cyber-terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. While we have not experienced any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. In addition, since we sponsor clinical trials, any breach that compromises patient data and identities causing a breach of privacy could generate significant reputational damage and legal liabilities and costs to recover and repair, including affecting trust in us to recruit for future clinical trials. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of our products and product candidates could be delayed.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	the results of our pre-clinical studies and clinical trials;

●	estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated;

●	future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries and the impact of these changes;

●	our ability to successfully develop our licensed technologies;

●	our ability to build a commercial infrastructure in the U.S. and other markets;

●	our ability to compete effectively in a competitive industry;

●	our ability to identify and qualify additional manufacturers to provide API and manufacture drug product;

●	our ability to enter into commercial supply agreements;

●	the success of competing technologies that are or may become available;

●	our ability to attract and retain key scientific or management personnel;

●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

●	our ability to obtain funding for our operations; and

●	our ability to attract collaborators and strategic partnerships.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include the risk factors identified under the caption “Risk Factors” in this prospectus, as well as those identified under the caption “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on March 24, 2025 and our Quarterly Reports on Form 10-Q, filed with the SEC on May 12, 2025 and August 11, 2025.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of securities in this offering will be approximately $92.4 million, based on an assumed public offering price of $0.68 per share (the closing price of our common stock on The Nasdaq Capital Market on September 24, 2025), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise the over-allotment option in full, we estimate that our net proceeds will be approximately $106.4 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of the pre-funded warrants sold in this offering.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amounts that we will actually spend on the uses set forth above. However, we currently plan to use the net proceeds from this offering to, among other things, advance PALI-2108 through preclinical and clinical development and into INDs or their equivalent in foreign jurisdictions, fund our research and development activities and for general working capital needs.

The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research and development programs and our ability to gain access to additional financing. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our management’s judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue certain development activities if the net proceeds from the offering and any other sources of cash are less than expected.

Pending the uses described above, we plan to invest these net proceeds in short-term, interest-bearing investments, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States. We also may use a portion of the net proceeds from the offering to fund acquisitions or other business development opportunities. However, we have no current commitments or obligations with respect to any such acquisitions or business development opportunities at this time.

36

MARKET INFORMATION

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.” On September 24, 2025, the last reported sale price for our common stock on The Nasdaq Capital Market was $0.68 per share. As of June 30, 2025, we had approximately 135 stockholders of record.

37

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

38

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025 on:

●	an actual basis;
●	a pro forma basis after adjusting for an aggregate of 4,318,905 shares that were issued pursuant to the exercise of warrants in connection with our July 2025 warrant inducement transaction subsequent to June 30, 2025; and
●	a pro forma as adjusted basis, giving effect to the sale of 147,058,823 shares, at the assumed public offering price of $0.68 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on September 24, 2025), assuming no pre-funded warrants are sold in this offering and no exercise by the underwriters of the over-allotment option, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with our consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are incorporated by reference into this prospectus.

	As of June 30, 2025
	(unaudited) (in thousands)
	Actual	Pro Forma	Pro Forma as Adjusted
Cash and cash equivalents	$5,417	$8,897	$101,337
Stockholders’ equity:
Series A Convertible Preferred Stock, $0.01 par value per share, 7,000,000 shares authorized as of June 30, 2025, actual, pro forma and pro forma as adjusted; 200,000 shares issued and outstanding as of June 30, 2025 actual, pro forma and pro forma as adjusted	2	2	2
Common stock, $0.01 par value; 280,000,000 shares authorized as of June 30, 2025 actual, pro forma, and adjusted pro forma, 4,800,247 shares issued and outstanding as of June 30, 2025, actual, 9,119,152 shares issued and outstanding as of June 30, 2025, pro forma, and 156,177,975 shares issued and outstanding as of June 30, 2025, pro forma as adjusted	48	91	1,561
Additional paid-in capital	143,528	146,965	237,935
Accumulated deficit	(140,958)	(140,958)	(140,958)
Total stockholders’ equity	2,620	6,100	98,540
Total capitalization	$6,667	$10,147	$102,587

The foregoing table is based on 4,800,247 shares of common stock which were outstanding as of June 30, 2025, adjusted for an aggregate of 4,318,905 shares that were issued subsequent to June 30, 2025 pursuant to the exercise of warrants in connection with our July 2025 warrant inducement transaction, but excludes:

●	8,823,529 shares of common stock issuable upon the exercise of Representative Warrants issued in this offering;

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●	427 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2025 granted under the 2013 Plan, with a weighted-average exercise price of $15,144.99 per share;

●	146,155 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2025, granted under the 2021 Plan, with a weighted-average exercise price of $12.89 per share;

●	12,679 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2025 granted under the 2021 Inducement Plan, with a weighted average exercise price of $11.72 per share;

●	89,400 shares of common stock issuable upon vesting of restricted stock units outstanding as of June 30, 2025, all of which were issued under the 2021 Plan and vest in equal amounts on an annual basis over three years from the date of grant;

●	2,952 shares of common stock issuable upon vesting of restricted performance stock units outstanding as of June 30, 2025, all of which were issued under the 2021 Plan and vest subject to certain milestones;

●	49,834 shares of common stock reserved for future issuances under the 2021 Plan as of June 30, 2025, as well as any future automatic increases in the number of shares of common stock reserved for future issuance under the 2021 Plan;

●	43,394 shares of common stock reserved for future issuance under the ESPP, as of June 30, 2025, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the ESPP;

●	50,341 shares of common stock reserved for issuance under the 2021 Inducement Plan as of June 30, 2025;

●	4,717,538 shares of common stock issuable upon exercise of outstanding warrants as of June 30, 2025 with a weighted-average exercise price of $5.64 per share;

●	8 shares of common stock issuable upon conversion of the 200,000 outstanding shares of our Series A 4.5% Convertible Preferred Stock as of June 30, 2025, as well as any future shares of common stock issuable upon conversion of additional shares of Series A 4.5% Convertible Preferred Stock that may be issued as payment-in-kind dividends thereon in accordance with their terms;

●	8,637,810 shares of common stock issuable upon exercise of the July 2025 Replacement Warrants with a weighted-average exercise price of $0.9047 per share; and

●	259,134 shares of common stock issuable upon exercise of the representative warrants issued in the July 2025 warrant inducement transaction, with a weighted-average exercise price of $1.4928 per share.

40

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Our historical net tangible book value as of June 30, 2025 was $2.6 million, or $0.55 per share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Our historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding on June 30, 2025. As of June 30, 2025, we had 4,800,247 shares outstanding and subsequent to June 30, 2025, we issued an aggregate of 4,318,905 shares pursuant to the exercise of warrants in connection with our July 2025 warrant inducement transaction. Accordingly, our pro forma net tangible book value was $6.1 million, or $0.67 per share as of June 30, 2025. The dilution information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Pro forma as adjusted net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to the sale by us in this offering of 147,058,823 shares at an assumed public offering price of $0.68 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on September 24, 2025, and assuming no sale of pre-funded warrants in this offering and no exercise by the underwriters of the option to purchase additional shares of common stock, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that we will pay, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $98.5 million, or $0.63 per share of common stock. This amount represents an immediate decrease in pro forma net tangible book value of $0.04 per share to existing shareholders and an immediate dilution of $0.05 per share to investors in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share of common stock		$0.68
Pro Forma net tangible book value per share as of June 30, 2025	$0.67
Decrease in pro forma net tangible book value per share attributable to new investors in this offering	$(0.04)
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.63
Dilution per share to new investors participating in this offering		$0.05

If the underwriters exercise their option to purchase 22,058,823 additional shares in full, the pro forma as adjusted net tangible book value per share after giving effect to this offering would be $0.63 per share, representing an immediate decrease to existing shareholders of $0.04 per share, and dilution of $0.05 per share to investors in this offering.

The foregoing table is based on 4,800,247 shares of common stock which were outstanding as of June 30, 2025, adjusted for an aggregate of 4,318,905 shares that were issued subsequent to June 30, 2025 pursuant to the exercise of warrants in connection with our July 2025 warrant inducement transaction, but excludes:

●	8,823,529 shares of common stock issuable upon the exercise of Representative Warrants issued in this offering;

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●	427 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2025 granted under the 2013 Plan, with a weighted-average exercise price of $15,144.99 per share;

●	146,155 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2025, granted under the 2021 Plan, with a weighted-average exercise price of $12.89 per share;

●	12,679 shares of common stock issuable upon exercise of outstanding stock options as of June 30, 2025 granted under the 2021 Inducement Plan, with a weighted average exercise price of $11.72 per share;

●	89,400 shares of common stock issuable upon vesting of restricted stock units outstanding as of June 30, 2025, all of which were issued under the 2021 Plan and vest in equal amounts on an annual basis over three years from the date of grant;

●	2,952 shares of common stock issuable upon vesting of restricted performance stock units outstanding as of June 30, 2025, all of which were issued under the 2021 Plan and vest subject to certain milestones;

●	49,834 shares of common stock reserved for future issuances under the 2021 Plan as of June 30, 2025, as well as any future automatic increases in the number of shares of common stock reserved for future issuance under the 2021 Plan;

●	43,394 shares of common stock reserved for future issuance under the ESPP, as of June 30, 2025, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the ESPP;

●	50,341 shares of common stock reserved for issuance under the 2021 Inducement Plan as of June 30, 2025;

●	4,717,538 shares of common stock issuable upon exercise of outstanding warrants as of June 30, 2025 with a weighted-average exercise price of $5.64 per share;

●	8 shares of common stock issuable upon conversion of the 200,000 outstanding shares of our Series A 4.5% Convertible Preferred Stock as of June 30, 2025, as well as any future shares of common stock issuable upon conversion of additional shares of Series A 4.5% Convertible Preferred Stock that may be issued as payment-in-kind dividends thereon in accordance with their terms;

●	8,637,810 shares of common stock issuable upon exercise of the July 2025 Replacement Warrants with a weighted-average exercise price of $0.9047 per share; and

●

259,134 shares of common stock issuable upon exercise of the representative warrants issued in the July 2025 warrant inducement transaction, with a weighted-average exercise price of $1.4928 per share.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Procedures

In 2021, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the fiscal years ended December 31, 2024 and 2023. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any of our executive officers, directors, or more than 5% stockholder, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, interests, direct and indirect, of the related persons; the benefits to us of the transaction; and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

Certain Related Party Transactions

Other than compensation arrangements for our directors and executive officers, and except as set forth below, there were no transactions since January 1, 2022 to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

The proposed or undertaken transactions are:

●	On August 16, 2022, J.D. Finley, our Chief Executive Officer and Chief Financial Officer, participated in the Company’s underwritten offering. Pursuant to the offering, Mr. Finley invested $25,000 in exchange for 133 units at $187.50 per unit consisting of an aggregate of (i) 133 shares of Common Stock, (ii) 133 Series 1 Common Stock purchase warrants and (iii) 133 Series 2 Common Stock purchase warrants. The Series 1 warrants had a term of one year from issuance and expired on August 16, 2023. The Series 2 warrants have a term of five years from issuance. Both Series 1 and Series 2 warrants initially had exercises prices of $187.50 but have been subsequently reduced as a result of adjustments to the exercise prices for future offerings contained in the warrants. As of the date of this prospectus, the Series 2 warrants have an exercise price of $1.40 per share.

●	Pursuant to a registered offering in April 2023, we sold an aggregate of 50,421 shares of our common stock at a purchase price per share of $39.60 to certain institutional and accredited investors. In a concurrent private placement, we also sold (i) 30,349 unregistered shares of common stock, (ii) 70,744 pre-funded warrants to purchase common stock with a perpetual term and exercise price of $0.0015 per share, and (iii) 151,514 unregistered shares of common stock purchase warrants with a term of five (5) years and an exercise price of $39.60 per share. Armistice Capital LLC, a then holder of greater than 5% of our outstanding common stock, purchased (i) 25,210 shares in the registered offering and (ii) in the concurrent private placement: (a) 5,076 unregistered shares of our common stock, (b) 45,470 pre-funded warrants, and (c) 75,757 warrants to purchase common stock in exchange for an aggregate of $2,999,930.11.

●	Pursuant to a registered offering in December 2024, we sold an aggregate of 158,000 Class A Units and 3,120,688 Class B Units to Armistice Capital LLC, a then holder of greater than 5% of our outstanding common stock, for $1.525 per Class A Unit and $1.525 per Class B Unit, except that the purchase price of each Class B Unit was reduced by $0.0001, which is representative of the exercise price of each pre-funded warrant, for an aggregate purchase price of $4,999,687.13. Each Class A Unit consisted of (i) one (1) share of our common stock and (ii) one (1) common warrant and each Class B Unit consisted of (i) one (1) pre-funded warrant and (ii) one (1) common warrant. Each pre-funded warrant was initially exercisable for one share of our common stock at an exercise price of $0.0001 per share. The pre-funded warrants were exercisable immediately.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of September 12, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our current executive officers and directors as a group.

The information in the following table is calculated based on 9,119,152 shares of our common stock outstanding as of September 12, 2025. Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date, including upon the exercise of common stock purchase options or warrants or the conversion of preferred stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Armistice Capital, LLC (2)	478,945	5.25%
Directors and Named Executive Officers
Donald Williams (3)	7,178	*
Binxian Wei (4)	4,115	*
Emil Chuang, M.B, B.S. FRACP (5)	667	*
J.D. Finley (6)	38,586	*
Mitchell Jones, M.D., Ph.D. (7)	15,724	*
All directors and executive officers as a group (5 persons) (8)	66,270	*

*	Represents less than one percent

(1)	Except as otherwise indicated in the footnotes to this table, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, and Forms 4, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock underlying options, warrants, restricted stock units, and convertible securities that are currently exercisable or exercisable within 60 days of September 12, 2025 are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, warrants, restricted stock units, or convertible securities, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on 9,119,152 shares of common stock outstanding on September 12, 2025, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of the beneficial owner is c/o Palisade Bio, Inc. 1902 Wright Place, Suite 200, Carlsbad, CA 92008.

(2)	Includes 478,945 shares of common stock as reported by Armistice Capital, LLC on Schedule 13G, filed with the SEC on August 14, 2025. The address of beneficial owner is 510 Madison Avenue, 7th Floor, New York, NY 10022. Excludes common stock purchase warrants held by Armistice Capital, LLC that are subject to beneficial ownership limitations.

(3)	Includes (i) 3,728 shares of common stock and (ii) 3,450 shares of common stock underlying stock options.

(4)	Includes (i) 855 shares of common stock and (ii) 3,260 shares of common stock underlying stock options.

(5)	Includes 667 shares of common stock underlying options held by Dr. Chuang.

(6)	Consists of (i)(a) 13,472 shares of common stock held by Mr. Finley, (b) 134 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. Finley, (c) 24,927 shares of common stock underlying options held by Mr. Finley, (ii)(a) 51 shares of common stock held by FCW Investments LLC, and (b) 2 shares of common stock underlying warrants held by FCW Investments, LLC. The address for FCW Investments LLC is 19 Cherrymoor Dr, Englewood, CO 80113. Does not include 2,166 performance stock units (PSUs), which vest based on volume weighted average trading price of the Company’s common stock.

(7)	Includes (i) 3,852 shares of common stock, and (ii) 11,872 shares of common stock underlying options.

(8)	Includes the securities described in footnotes (3)-(7) above.

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DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. This summary is not complete and is qualified by reference to our Certificate of Incorporation and our Bylaws, which are filed as exhibits to this prospectus and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law for additional information.

As of the date of this prospectus, our authorized capital stock consists of 280,000,000 shares of common stock, par value $0.01 per share, and 7,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Fully Paid and Non-Assessable. All outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. All authorized but unissued shares of our common stock are available for issuance by our Board without any further stockholder action, except as required by the listing standards of the Nasdaq Stock Market.

Voting Rights. Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends and Distributions. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our Board out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our Board may or may not determine to declare dividends in the future. The Board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our Board deems relevant.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Preferred Stock

Under the terms of our Certificate of Incorporation, our Board has the authority, without further action by our stockholders, to issue up to 7,000,000 shares of preferred stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board. Our Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock.

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Series A 4.5% Convertible Preferred Stock

In December 2016, we designated a series of our preferred stock as Series A 4.5% Convertible Preferred Stock consisting of 1,000,000 designated shares (which is subject to increase without the consent of all of the holders of the Series A 4.5% Convertible Preferred Stock in the event such additional shares of Series A 4.5% Convertible Preferred Stock are issued solely to the holders as payment of accrued dividends).

As of June 30, 2025, we had outstanding 200,000 shares of Series A 4.5% Convertible Preferred Stock with a stated value of $12.79 per share held by one holder and which are immediately convertible into an aggregate of 8 shares of common stock. The Series A 4.5% Convertible Preferred Stock have no provisions regarding subsequent securities issuances or so called “price protection provisions.” The holders of Series A 4.5% Convertible Preferred Stock shall be entitled to receive dividends in cash or additional shares of Series A 4.5% Convertible Preferred Stock if and when declared by our Board in preference to the payment of any dividends on our common stock. The holders of Series A 4.5% Convertible Preferred Stock shall have no voting rights but shall be entitled to appoint one member to our Board. This right to appoint a member of the Board will terminate when there are less than 200,000 shares of Series A 4.5% Convertible Preferred Stock outstanding. As long as any shares of Series A 4.5% Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A 4.5% Convertible Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series A 4.5% Convertible Preferred Stock or alter or amend the Certificate of Designation, other than to authorize and issue additional shares of Series A 4.5% Convertible Preferred Stock. In addition, holders of Series A 4.5% Convertible Preferred Stock are subject to certain beneficial ownership limitations.

Options

As of June 30, 2025, we had outstanding stock options to purchase an aggregate of 159,261 shares of common stock issued pursuant to (i) Leading BioSciences 2013 Amended and Restated, Employee, Director and Consultant Equity Incentive Plan, (ii) the 2021 Plan, and (iii) the 2021 Inducement Plan, each as amended. The options have a remaining weighted average term remaining of approximately 9.2 years and a weighted-average exercise price of $53.37 per share.

Restricted Stock Units

As of June 30, 2025, we had an aggregate of 89,400 time-based restricted stock units issued pursuant to the 2021 Plan that vest in equal amounts on an annual basis over three years from the date of grant, subject to continuous service, and have a remaining average term of approximately 2.6 years.

Performance Restricted Stock Units

As of June 30, 2025, we had an aggregate of 2,952 restricted performance stock units issued pursuant to the 2021 Plan that vest (a) 50% when the volume weighted average price of our common stock over 20 consecutive trading days is $48.00, and (b) 50% when such volume weighted-average price of our common stock over 20 consecutive trading days is $63.75.

Warrants

As of June 30, 2025, we had outstanding common stock purchase warrants to purchase an aggregate of 4,717,538 shares of common stock, with a remaining average term of 4.7 years and a weighted-average exercise price of $5.64 per share.

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Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and our Bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Delaware General Corporation Law.

We have entered into separate indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and our Bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Board Composition and Filling Vacancies. Because our stockholders do not have cumulative voting rights, the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we have or may issue may be entitled to elect. Our Bylaws also provide that subject to the rights of the holders of any series of preferred stock then outstanding, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors.

Special Meeting of Stockholders. Our Bylaws also provides that a special meeting of stockholders may be called only by our chairperson of the Board, chief executive officer or president, the secretary or any two directors.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the Bylaws, including information regarding the proposal and the proponent.

Amendment to Bylaws. The Board is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

Exclusive Forum Provision. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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Delaware Takeover Statute

We are subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. We act as the transfer agent and registrar for our Series A 4.5% Convertible Preferred Stock to the extent any shares are outstanding.

Listing on the Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.”

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following summary of certain terms and provisions of the securities that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the underlying securities, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the forms of securities for a complete description of the terms and conditions.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. You should review the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.

General. Pursuant to a warrant agency agreement between us and Equiniti Trust Company, LLC, as warrant agent, the pre-funded warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the nearest whole share.

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Duration and Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the holder’s purchase of pre-funded warrants, such holder exercises its pre-funded warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

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Description of Representative Warrants

The following summary of certain terms and provisions of the Representative Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Representative Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. You should review the form of Representative Warrant for a complete description of the terms and conditions applicable to the Representative Warrants.

Form. The Representative Warrants will be issued in certificated form by the Company.

Exercisability. The Representative Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Representative Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Representative Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Representative Warrants. Holders of the Representative Warrants may also elect prior to the issuance of the Representative Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a Representative Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the nearest whole share.

Duration and Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the Representative Warrants is 165% of the public offering price per share of common stock sold in this prospectus. The Representative Warrants will be exercisable from the date of issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of the offering. The exercise price of the Representative Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and upon any distributions of assets, including stock or other property to our stockholders.

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Cashless Exercise. If, at any time after the issuance of the Representative Warrants, such holder exercises its Representative Warrant and a registration statement registering the issuance of the shares of common stock underlying the Representative Warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the Representative Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the Representative Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Representative Warrants to the holders.

Transferability. Subject to applicable laws, the Representative Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Representative Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the Representative Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Representative Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Representative Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the underwriter warrants will be entitled to receive upon exercise of the Representative Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Representative Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Representative Warrants. Additionally, as more fully described in the Representative Warrants, in the event of certain fundamental transactions, the holders of the Representative Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Representative Warrants on the date of consummation of such transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Representative Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Representative Warrant.

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UNDERWRITING

We are offering the securities described in this prospectus through the underwriters named below. We have entered into an underwriting agreement dated                   , 2025 with Ladenburg Thalmann & Co. Inc., as the representative of the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite its name below.

Underwriters	Number of Shares of Common Stock	Number of Pre-Funded Warrants
Ladenburg Thalmann & Co. Inc.
Totals

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

We have been advised by the underwriters that they propose to offer the securities directly to the public at the public offering prices set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $      per share of common stock and $      per pre-funded warrant.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the securities in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total Without Over- Allotment	Total With Full Over- Allotment
Public offering price (1)	$	$	$	$
Underwriting discounts and commissions (2)(3)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

(1)	The public offering price and underwriting discount corresponds, in respect of the securities of (i) a public offering price per share of common stock of $ ($ net of the underwriting discount) and (ii) a public offering price per pre-funded warrant of $ ($ net of the underwriting discount).

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(2)	We have also agreed to reimburse the accountable expenses of the representative, including a pre-closing expense allowance of up to a maximum of $25,000 and an additional closing expense allowance up to a maximum of $95,000.
(3)	We have granted a forty-five day over-allotment option to the underwriters to purchase up to an aggregate of additional shares of common stock, at the public offering price per share set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

Assuming gross proceeds of $100,000,000, we estimate the total expenses payable by us for this offering to be approximately $7,559,807, which amount includes (i) the underwriting discount of approximately $7,000,000, (ii) reimbursement of the accountable expenses of the underwriters, including the legal fees of the representative of the underwriters, in an amount not to exceed $120,000 and (iii) other estimated company expenses of approximately $559,807, which includes legal, accounting, printing costs and various fees associated with the registration and listing of our securities.

The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than forty-five days after the date of this prospectus to purchase up to an aggregate of an additional 22,058,823 shares of common stock, at the public offering price per share set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock are sold, the underwriters will offer such securities on the same terms as those on which the other securities are being offered.

Representative Warrants

We have agreed to issue certain common stock purchase warrants (“Representative Warrants”) to the representative, or its designees, of the underwriters, upon the closing of this offering, which entitle it to purchase up to 8,823,529 shares of common stock, or 10,147,058 shares of common stock assuming the exercise of the over-allotment option in full. The Representative Warrants will have an exercise price equal to $       (or 165% of the public offering price per share sold in this offering) per share of common stock, will be exercisable immediately upon issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of this offering. The Representative Warrants and the shares of common stock underlying the Representative Warrants are being registered on the registration statement of which this prospectus is a part. See the form of Representative Warrant for a more complete description of the terms of such Representative Warrants which has been filed as an exhibit to the registration statement of which this prospectus is part.

Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “PALI.”

The last reported sale price of our shares of common stock on The Nasdaq Capital Market on September 24, 2025, was $0.68 per share. The final public offering price will be determined between us, the underwriters and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. There is no established public trading market for the pre-funded warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

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Lock-up Agreements

Each of our officers, directors and each of their respective affiliates and associated partners, and certain affiliated stockholders have agreed with the underwriters to be subject to a lock-up period of 90 days following the closing of this offering, subject to certain exceptions. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities from the date of this prospectus for a period of 90 days following the closing of this offering, subject to certain exceptions. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Tail Financing Payments

We have also agreed to pay the representative a tail fee equal to the cash and warrant compensation paid herein on any proceeds received by us from any investor who was contacted by the representative of the underwriters during the term of its engagement, if such investor provides us with capital in any public or private offering or other financing or capital raising transaction for a period of nine months after expiration or termination of the engagement with the representative.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Determination of Offering Price

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “PALI.” On September 24, 2025, the closing price of our common stock on The Nasdaq Capital Market was $0.68 per share. We do not intend to apply for listing of the pre-funded warrants on any securities exchange or other trading system.

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors that will be considered in determining the public offering price:

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares of common stock and pre-funded warrants sold in this offering can be resold at or above the public offering price.

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Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Other Relationships

From time to time, certain of the underwriters and their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. The representative acted as our agent in connection with the July 2025 warrant inducement transaction for which it received compensation.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

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LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Ellenoff Grossman & Schole LLP, New York, New York, has acted as counsel for the underwriters in connection with this offering.

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EXPERTS

The consolidated financial statements of Palisade Bio, Inc. for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at Palisade Bio, Inc., 1902 Wright Place, Suite 200, Carlsbad, CA 92008 or telephoning us at (858) 704-4900. We also maintain a website at www.palisadebio.com, at which you may access these materials free of charge after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus and any references to this web site or any other web site are inactive textual references only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference

We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the securities covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025, including the Part III information contained therein;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 12, 2025 and August 11, 2025, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on May 2, 2025, July 9, 2025, July 25, 2025, September 5, 2025, September 18, 2025 and September 26, 2025; and

●	The description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A filed with the SEC on July 1, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 17, 2022.

You may access the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, Proxy Statements, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.palisadebio.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to 1902 Wright Place, Suite 200, Carlsbad, CA 92008, Attn: Secretary or may be made telephonically at (858) 704-4900.

60

147,058,823 shares of common stock

pre-funded warrants to purchase up to 147,058,823 shares of common stock

Representative Warrants to purchase 8,823,529 shares of common stock

(Up to 155,882,352 shares of common stock underlying pre-funded warrants and Representative Warrants)

PRELIMINARY PROSPECTUS

Ladenburg Thalmann

The date of this prospectus is              , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee	$19,349.54
FINRA filing fee	19,457.75
Printing expenses	3,000
Legal fees and expenses	370,000
Accounting fees and expenses	125,500
Transfer agent fees and expenses	21,500
Miscellaneous fees and expenses	1,000

Total	$559,807.29

Item 14. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our Certificate of Incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our amended and restated Certificate of Incorporation and Bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s Certificate of Incorporation and amended and restated Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in our Certificate of Incorporation, amended and restated Bylaws and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. We carry liability insurance for our directors and officers.

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Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities sold by us since January 1, 2022 that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a) Issuances of Securities

1.	Effective January 31, 2022, we and Altium Growth Fund, LP (“Altium”) entered into a Waiver and Amendment Agreement, pursuant to which Altium agreed to waive any adjustment to the exercise price of the existing warrants held by it from and after such date for issuances of equity or equity-linked securities at a price below the exercise price of the warrants. The Waiver Agreement also includes agreement to, among other things, (i) restrict Altium’s ability to sell our securities through a “leak out” provision whereby sales are restricted by applying a volume limitation, (ii) shorten the notice period for Altium’s participation rights related to certain future securities offerings, (iii) restrict our ability to conduct a primary offering of our securities for a specified period of time, and (iv) provide registration rights for the shares underlying the warrant issued to Altium in consideration of the foregoing. As consideration for the foregoing, pursuant to the Waiver Agreement, we issued Altium an additional warrant to purchase up to 3,000 shares of our common stock. The warrant is exercisable beginning six months following January 31, 2022 and the exercise price is $825.00 (the closing price of our common stock on January 28, 2022), subject to customary adjustments for stock splits, stock dividends, stock combinations, reclassifications and similar transactions.

2.	On May 6, 2022, we entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a registered direct offering, an aggregate of 4,862 shares of our common stock at a purchase price per share of $412.50, for aggregate gross proceeds to us of approximately $2.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. The shares were offered pursuant to an effective shelf registration statement on Form S-3. In connection with such offering, in a concurrent private placement, we also agreed to sell and issue to such purchasers warrants to purchase up to 4,862 shares of common stock at an exercise price of $532.875 per share, the closing bid price of our common stock on May 5, 2022. Such warrants are not exercisable until six months following the date of issuance and expire five and a half years from the date of issuance. In addition, pursuant to a placement agency agreement dated as of May 6, 2022, we engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to act as our exclusive placement agent in connection with the aforementioned registered offering and private placement offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds raised in the aforementioned registered offering and private placement offering and to reimburse its expenses up to an aggregate of $85,000. In addition, we issued Ladenburg warrants on substantially the same terms as the warrants issued to the purchasers in an amount equal to 6.0% of the aggregate number of shares sold in the offering, or 292 shares of common stock, at an exercise price of $532.95 per share and a five-and-a-half year term. The placement agent warrants are not exercisable until six months following the date of issuance.

3.	On December 30, 2022, we entered into securities purchase agreements with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a registered direct offering, an aggregate of (i) 31,789 shares of our common stock at a purchase price per share of $35.63 and (ii) registered pre-funded warrants to purchase 2,466 shares of common stock at an exercise price of $0.0015 per share. The transaction closed on January 4, 2023. The shares were offered pursuant to an effective shelf registration statement on Form S-3. In connection with such offering, in a concurrent private placement, we also agreed to sell and issue to such purchasers (i) pre-funded warrants to purchase 35,919 shares of common stock at an exercise price of $0.0015 per share and (ii) warrants to purchase 70,175 shares of common stock at an exercise price of $35.63 per share. Such pre-funded warrants and warrants are immediately exercisable and the pre-funded warrants have a perpetual term and the other warrants expire five years from the date of issuance. Gross proceeds for the registered offering and concurrent private placement were approximately $2.5 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. In addition, pursuant to a placement agency agreement dated as of December 30, 2022, we engaged Ladenburg to act as our exclusive placement agent in connection with the aforementioned registered offering and private placement offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds raised in the aforementioned registered offering and private placement offering and to reimburse its expenses up to an aggregate of $105,000. In addition, we issued Ladenburg warrants on substantially the same terms as the warrants issued to the purchasers in an amount equal to 6.0% of the aggregate number of shares sold in the offering, or 4,210 shares of common stock, at an exercise price of $44.53 per share and a five-year term.

4.	On April 3, 2023, we entered into securities purchase agreements with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a registered offering, an aggregate of 50,421 shares of our common stock. The transaction closed on April 5, 2023. Concurrently, in the a private offering we offered and sold an aggregate of: (i) 30,349 unregistered shares of common stock, (ii) pre-funded warrants to purchase 70,744 shares of common stock at an exercise price of $0.015 per share and (iii) warrants to purchase 151,514 shares of common stock at an exercise price of $40.35 per share. Such pre-funded warrants and warrants were immediately exercisable and expire five years from the date of issuance. In addition, pursuant to a placement agency agreement dated as of April 3, 2023, we engaged Ladenburg to act as our exclusive placement agent in connection with the April 2023 Offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds received from the April 2023 Offering or $465,000 and we reimbursed its expenses of $85,000. In addition, we issued Ladenburg 9,090 placement agent warrants with terms substantially similar to the warrants issued in the offering.

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5.	On September 5, 2023, pursuant to his appointment as Chief Medical Officer, the Company issued Mitchell Jones, M.D., Ph.D. (i) options to purchase 5,000 shares of common stock with a term of ten (10) years and an exercise price of $10.35 per share and (ii) 3,646 restricted stock units. The options vest quarterly over three (3) years from the grant date and the restricted stock units vests as follows: (a) 303 shares on November 6, 2023, and (b) the remaining 3,343 shares vest over eleven (11) equal quarterly periods after the initial vesting date. The options were valued at $33,267 and the restricted stock units were valued at $37,727, respectively from the grant date. The equity grants were issued from the 2021 Inducement Plan.

6.	On September 7, 2023, we entered into securities purchase agreements with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a Registered Offering, an aggregate of 155,959 shares of our common stock. The transaction closed on September 11, 2023. In addition, pursuant to a placement agency agreement dated as of September 7, 2023, we engaged Ladenburg to act as our exclusive placement agent in connection with the September 2023 Offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds received from the September 2023 Offering or $152,294 and we reimbursed its expenses of $75,000. In addition, we issued Ladenburg 9,357 placement agent warrants. The placement agent warrants have a term of five (5) years and an exercise price of $15.75 per share.

7.	On December 15, 2023, we entered into an engagement letter with MDM Worldwide Solutions, Inc. for the purpose of providing us with business advisory services. Pursuant to the agreement, in the event that we chose to renew the six (6) month term, we would be obligated to issue the consultant $50,000 of common stock based on the closing price of the Company’s common stock on the date of the agreement, or an aggregate of 5,603 shares of common stock, which occurred on June 17, 2024. The shares issued were fully vested on the grant date and valued at $26,222.04.

8.

On January 30, 2024, we entered into warrant inducement agreements (the “Warrant Inducement Agreements”) with certain accredited and institutional holders (collectively, the “Warrant Holders”) of certain of our remaining outstanding common stock purchase warrants issued pursuant to: (i) the May 2022 Offering, (ii) the January 2023 Offering, and (iii) the April 2023 Offering, as well as certain outstanding common stock purchase warrants outstanding from the August 2022 Offering (the “August 2022 Warrants”) (collectively, the “Existing Warrants”). Pursuant to the Warrant Inducement Agreements, the exercise price of each Existing Warrant was reduced to $10.97 per share. Each of the Warrant Holders that exercised their Existing Warrants pursuant to the Warrant Inducement Agreements received one replacement warrant for each Existing Warrant exercised with each such replacement warrant having a term of five years from issuance and an exercise price per share of $10.97 (in its entirety, the “February 2024 Warrant Inducement”).

The Warrant Holders collectively exercised an aggregate of 228,162 Existing Warrants. As a result of the exercises of the Existing Warrants, we issued an aggregate of 228,162 shares of our common stock and 228,162 Replacement Warrants. The February 2024 Warrant Inducement closed on February 1, 2024. In addition, we issued to the solicitation agent, Ladenburg, warrants on substantially the same terms as the Replacement Warrants in an amount equal to 6.0% of the aggregate number shares issued pursuant to the exercise of the Existing Warrants, or 205,337 warrants, with an exercise price of $10.97 per share, and a term of five years from issuance.

II-3

9.	On May 6, 2024, we completed a private placement with an institutional investor whereby we sold (i) 85,100 shares of common stock, (ii) 530,142 pre-funded warrants at a price per share or pre-funded warrant of $6.5015. Each pre-funded warrants has a perpetual term and an exercise price of $0.0001 per share. Additionally, we issued the purchaser warrants to purchase 922,863 shares of common stock, with an exercise price of $6.314 per share, and a term of seven (7) years from issuance. We received gross proceeds of approximately $4 million pursuant to the offering. We agreed to pay Ladenburg, our exclusive placement agent, a cash fee equal to 7.75% of the aggregate gross proceeds received from the offering or $310,000 and we reimbursed its expenses of $75,000. In addition, we issued Ladenburg 36,914 placement agent warrants. The placement agent warrants have a term of five (5) years and an exercise price of $10.727 per share.

10.	On May 28, 2024, we issued 10,000 restricted shares of common stock to consultants as partial payment for rebranding and website services. The common stock shares were fully vested on the grant date and valued at $47,600 on the date of issuance.

11.	On September 4, 2024, we issued 14,029 restricted shares of common stock to a consultant as partial payment for financial advisory services. The common stock shares were fully vested on the grant date and valued at $50,644.69 in aggregate on the date of issuance.

12.	On October 1, 2024, we issued 3,000 restricted shares of common stock to a consultant as partial payment for services. The common stock shares were fully vested on the grant date and valued at $10,650 in aggregate on the date of issuance.

13.	On December 13, 2024, we completed an underwritten public offering (the “December 2024 Offering”) to sell (a) 158,000 Class A Units at a public offering price of $1.525 per Class A Unit (the “Class A Units”), with each Class A Unit consisting of (i) one share of our common stock, par value $0.01 per share, and (ii) one warrant to purchase one share of our common stock at an exercise price per share of $1.40 and a term of five years from the date of issuance (“December 2024 Offering Common Stock Warrant”) and (b) 3,120,688 Class B Units at a public offering price of $1.5249 per Class B Unit (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of (i) one pre-funded warrant to purchase one share of our common stock being immediately exercisable, having an exercise price of $0.0001 per share, and a perpetual term (“December 2024 Offering Pre-funded Common Stock Warrant”) and (ii) one December 2024 Offering Common Stock Warrant. We issued warrants to representatives of the sole underwriter in the December 2024 Offering to purchase an aggregate 196,721 shares of common stock (the “December 2024 Underwriter warrants”). The December 2024 Underwriter warrants have substantially the same terms as the December 2024 Offering Common Stock Warrants, except that the exercise price of each of the December 2024 Underwriter warrants is $2.51625 per share. On December 12, 2024, we entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) whereby contemporaneously with and contingent with the closing of the December 2024 Offering we reduced the exercise price of 1,040,217 outstanding common stock warrants (the “Repriced Warrants”) held by an investor that participated in the December 2024 Offering which expire between July 31, 2027 and May 6, 2031. The Repriced Warrants had their exercise price reduced to $1.40 per share. Other than the reduction in exercise price, the terms of the Repriced Warrants remain the same and unchanged.

14.	On February 11, 2025, we granted J.D. Finley, our Chief Executive Officer and Chief Financial Officer, (i) options to purchase 47,000 shares of our common stock with a term of 10 years and an exercise price of $1.13 per share, valued at approximately $47,400 on the grant date and (ii) 40,000 restricted stock units valued at approximately $45,200. The options to purchase our common stock granted to Mr. Finley vest in 12 equal installments on a quarterly basis over three years. The restricted stock units granted to Mr. Finley vest in 3 equal installments on a yearly basis over three years. The equity grants were issued from our 2021 EIP.

15.	On February 11, 2025, we granted Mitchell Jones, our Chief Medical Officer, (i) options to purchase 29,000 shares of our common stock with a term of 10 years and an exercise price of $1.13 per share, valued at approximately $29,200 on the grant date and (ii) 24,000 restricted stock units valued at approximately $27,120. The options to purchase our common stock granted to Dr. Jones vest in 12 equal installments on a quarterly basis over three years. The restricted stock units granted to Dr. Jones vest in 3 equal installments on a yearly basis over three years. The equity grants were issued from our 2021 EIP.

16.

On July 23, 2025, the Company entered into a warrant inducement agreement (the “July 2025 Warrant Inducement Agreement”) with an accredited and institutional holder (the “July 2025 Warrant Holder”) of certain of the Company’s existing common stock warrants (the “July 2025 Existing Warrants”) to purchase up to an aggregate of 4,318,905 shares of the Company’s common stock. Pursuant to the July 2025 Warrant Inducement Agreement, the exercise price of each July 2025 Existing Warrant exercised was reduced from $1.40 per share to $0.9047 per share. In consideration for the immediate exercise of the July 2025 Existing Warrants, the July 2025 Warrant Holder received new unregistered warrants (the “July 2025 Replacement Warrants”) to purchase shares of common stock in a private placement. Pursuant to the July 2025 Warrant Inducement Agreement, the July 2025 Warrant Holder received two July 2025 Replacement Warrants for each July 2025 Existing Warrant exercised. The July 2025 Replacement Warrants will be exercisable, beginning on the effective date of shareholder approval, into an aggregate of up to 8,637,810 shares of common stock, at an exercise price of $0.9047 per share, and a term of exercise equal to five years from the date of shareholder approval (the transaction in its entirety, the “July 2025 Warrant Inducement Transaction”). The July 2025 Replacement Warrants are subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the July 2025 Replacement Warrants. The July 2025 Replacement Warrants contain standard anti-dilution provisions but do not contain any price protection provisions with respect to future securities offerings of the Company.

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The offers, sales and issuances of the securities described in this section (a) of Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Company.

(b) Issuances of Equity Awards

1.	On February 6, 2023, the Company granted J.D. Finley, our interim Chief Executive Officer and Chief Financial Officer: (i) an option to purchase 3,813 shares of common stock valued at approximately $87,853, having an exercise price of $36.00 per share, a term of 10 years, and which vests quarterly over a three year period, (ii) 2,780 restricted stock units valued at approximately $100,080 which vests in 12 equal installments quarterly over a three year period, and (iii) 2,166 restricted performance stock units valued at approximately $78,000, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $48.00, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $63.75. All of the grants issued to Mr. Finley as described in this paragraph were issued on a conditional basis and were subject to the receipt of shareholder approval of the grants, which was subsequently received on June 8, 2023.

2.	On February 6, 2023, the Company granted Robert McRae, our Chief Operating Officer: (i) an option to purchase 800 shares of common stock valued at approximately $18,431, having an exercise price of $36.00 per share, a term of 10 years, and which vests quarterly over three years, (ii) 586 restricted stock units valued at approximately $21,120 which vests in 12 equal installments quarterly over a three year period, and (iii) 1,193 restricted performance stock units valued at approximately $42,960, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $48.00, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $63.75. All of the grants issued to Mr. McRae as described in this paragraph were issued on a conditional basis and are subject to the receipt of shareholder approval of the grants, which were subsequently received on June 8, 2023.

3.	On February 6, 2023, the Company granted certain non-executive employees, an aggregate of (i) options to purchase 820 shares of common stock valued at approximately $18,891, having an exercise price of $36.00 per share, a term of 10 years, and which vest quarterly over three years, (ii) 600 restricted stock units valued at approximately $21,600 which vest in 12 equal installments quarterly over a three year period, and (iii) 1,220 restricted performance stock units valued at approximately $43,920, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $48.00, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $63.75. All of the grants issued to such employees as described in this paragraph were issued on a conditional basis and are subject to the receipt of shareholder approval of the grants, which was subsequently received on June 8, 2023.

4.	On June 11, 2023, the Company granted Mr. Finley: (i) options to purchase 9,900 shares of common stock with a term of ten (10) years and an exercise price of $24.00 per share, valued at $151,978 on the grant date and (ii) 4,446 restricted stock units valued at $106,720. Each of the options and restricted stock units granted to Mr. Finley vest in twelve (12) equal installments on a quarterly basis over three (3) years. The equity grants were issued from the Company’s 2021 Plan, which such shares were registered under the 2021 Plan on September 14, 2023.

II-5

5.	On June 11, 2023, the Company granted to its non-executive employees an aggregate of: (i) options to purchase 6,477 shares of common stock with a term of ten (10) years and an exercise price of $24.00 per share, valued in aggregate at $99,436 at the grant date and (ii) 3,022 restricted stock units valued at $72,528. Each of the options and restricted stock units granted to the employees vest in twelve (12) equal installments on a quarterly basis over three (3) years. The equity grants were issued from the Company’s 2021 Plan, which such shares were registered under the 2021 Plan on September 14, 2023.

6.	On June 11, 2023, the Company granted to the non-employee members of the Board of Directors, as supplemental grants, an aggregate of: (i) options to purchase 5,158 shares of common stock with a term of ten (10) years and an exercise price of $24.00 per share and (ii) 2,756 restricted stock units. Each of the grants vests fully on the one (1) year anniversary of the grant date. The aggregate options were valued at $78,136 and the aggregate restricted stock units were valued at $66,120. The equity grants were issued from the 2021 Plan, which such shares were registered under the 2021 Plan on September 14, 2023.

7.	On September 5, 2023, pursuant to his appointment as Chief Medical Officer, the Company issued Mitchell Jones, M.D., Ph.D. (i) options to purchase 5,000 shares of common stock with a term of ten (10) years and an exercise price of $10.35 per share and (ii) 3,646 restricted stock units. The options vest quarterly over three (3) years from the grant date and the restricted stock units vests as follows: (a) 303 shares on November 6, 2023, and (b) the remaining 3,343 shares vest over eleven (11) equal quarterly periods after the initial vesting date. The options were valued at $33,267 and the restricted stock units were valued at $37,727, respectively from the grant date. The equity grants were issued from the 2021 Inducement Plan.

8.	On February 11, 2025, we granted J.D. Finley, our Chief Executive Officer and Chief Financial Officer, (i) options to purchase 47,000 shares of our common stock with a term of 10 years and an exercise price of $1.13 per share, valued at approximately $47,400 on the grant date and (ii) 40,000 restricted stock units valued at approximately $45,200. The options to purchase our common stock granted to Mr. Finley vest in 12 equal installments on a quarterly basis over three years. The restricted stock units granted to Mr. Finley vest in 3 equal installments on a yearly basis over three years. The equity grants were issued from our 2021 EIP.

9.	On February 11, 2025, we granted Mitchell Jones, our Chief Medical Officer, (i) options to purchase 29,000 shares of our common stock with a term of 10 years and an exercise price of $1.13 per share, valued at approximately $29,200 on the grant date and (ii) 24,000 restricted stock units valued at approximately $27,120. The options to purchase our common stock granted to Dr. Jones vest in 12 equal installments on a quarterly basis over three years. The restricted stock units granted to Dr. Jones vest in 3 equal installments on a yearly basis over three years. The equity grants were issued from our 2021 EIP.

The offers, sales and issuances of the securities described in this section (b) of Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of D promulgated under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Company.

II-6

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of document
1.1	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2024).
3.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2024).
4.1	Form of Pre-Funded Warrant
4.2	Form of Representative Warrant
4.3	Form of Warrant Agency Agreement
5.1	Opinion of Gunderson Dettmer Stough Villeneuve & Hachigian, LLP.
10.1#	License Agreement, dated August 19, 2015, by and between Leading BioSciences, Inc. and The Regents of the University of California, as amended on December 20, 2019 (Incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), filed with the SEC on December 23, 2020, as amended).
10.2#	Co-Development and Distribution Agreement, dated February 27, 2018 by and between Leading BioSciences, Inc. and Newsoara Biopharma Co., Ltd. (as successor-in-interest to Biolead Medical Technology Limited), as amended on November 27, 2018 (Incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), filed with the SEC on December 23, 2020, as amended).
10.3+	Form of Indemnification Agreement (Incorporated by reference from Exhibit 10.03 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 18, 2018).
10.4+	Leading BioSciences, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise of Stock Option thereunder (Incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), filed with the SEC on December 23, 2020, as amended).
10.5+	Palisade Bio, Inc. 2021 Equity Incentive Plan, as amended (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 9, 2023).
10.6+	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).
10.7+	Form of Non-Employee Director Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).
10.8+	Palisade Bio, Inc. 2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 9, 2023).
10.9+	Palisade Bio, Inc. 2021 Inducement Incentive Plan, as amended (Incorporated by reference to Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 10, 2023).
10.10+	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261196), filed with the SEC on November 19, 2021).
10.11+	Form of Stock Option Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261196), filed with the SEC on November 19, 2021).
10.12+	Non-Employee Director Compensation Policy (Incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 22, 2023).
10.13†	Asset Transfer Agreement, dated October 18, 2021, by and between Alto Neuroscience, Inc. and Palisade Bio, Inc. (Incorporated by reference to Exhibit 10.27 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).
10.14	Office Lease, dated May 12, 2022, by and between AP Beacon Carlsbad, LP, and the Registrant (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2022).

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10.15	First Amendment to Office Lease, dated July 14, 2022, by and between AP Beacon Carlsbad, LP, and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2022).
10.16	Securities Purchase Agreement, dated December 30, 2022, by and among the Company and the purchasers named therein (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
10.17	Form of Registration Rights Agreement, by and among the Registrant and signatories named therein (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
10.18	Placement Agency Agreement, dated December 30, 2022, by and between the Registrant and Ladenburg Thalmann & Co. Inc. (Incorporated by reference to Exhibit 10.03 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
10.19	Securities Purchase Agreement, dated April 3, 2023, by and among the Company and the purchasers named therein (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
10.20	Form of Registration Rights Agreement, by and among the Company and the signatories named therein (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
10.21	Form of Placement Agency Agreement, by and between the Company and Ladenburg Thalmann & Co Inc. (Incorporated by reference to Exhibit 10.03 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
10.22#	Form of Research, Collaboration, and License Agreement with Giiant Pharma, Inc. (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 8, 2023).
10.23	Securities Purchase Agreement, dated September 7, 2023, by and among the Company and the signatories named therein (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current report on Form 8-K, filed with the SEC on September 11, 2023).
10.24	Placement Agency Agreement, dated September 7, 2023, by and among the Company and Ladenburg Thalmann & Co Inc. (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 11, 2023).
10.25	Employment Agreement, dated September 5, 2023, by and between the Registrant and Mitchell Jones (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 11, 2023).
10.26	Form of Securities Purchase Agreement entered into pursuant to the May 2024 Private Placement (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 3, 2024).
10.27	Form of Registration Rights Agreement entered into pursuant to the May 2024 Private Placement (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 3, 2024).
10.28	Form of Placement Agency Agreement entered into pursuant to the May 2024 Private Placement (Incorporated by reference to Exhibit 10.03 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 3, 2024).
10.29	First Amendment to Research Collaboration and License Agreement with Giiant Pharma, Inc., dated August 2, 2024 (Incorporated by reference to Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2024).
10.30+	Employment Agreement with J.D. Finley, dated September 25, 2024 (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 27, 2024).
10.31	Form of Amendment to Existing Warrants (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 16, 2024).
21.01	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 22, 2023).
23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).
107	Filing Fee Table

+ Indicates management contract or compensatory plan.

# Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

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(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes, which are incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on September 29, 2025.

Palisade Bio, Inc.

By:	/s/ J.D. Finley
J.D. Finley
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.D. Finley, as his or her true and lawful attorney-in-fact, proxy, and agent, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy, and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J.D. Finley	Chief Executive Officer and Director	September 29, 2025
J.D. Finley	(Principal Executive Officer)

/s/ J.D. Finley	Chief Financial Officer	September 29, 2025
J.D. Finley	(Principal Financial and Accounting Officer)

/s/ Donald A. Williams	Chairman of the Board and Director	September 29, 2025
Donald A. Williams

/s/ Binxian Wei	Director	September 29, 2025
Binxian Wei

/s/ Emil Chuang	Director	September 29, 2025
Emil Chuang

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